CERTIFICATE OF INCORPORATION OF WILLIS LEASE FINANCE CORPORATION ARTICLE | NAME OF CORPORATION The name of this corporation is WILLIS LEASE FINANCE CORPORATION, ARTICLE i REGISTERED OFFICE The address of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent, and the name of its registered agent at that address is National Registered Agents, Inc. ARTICLE I PURPOSE The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. ARTICLE IV AUTHORIZED CAPITAL STOCK (a) The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the corporation shall have authority to issue is Two Thousand (2,000); the total number of shares of Preferred Stock shall be One Thousand (1,000) and each such share shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be One Thousand (1,000) and each such share shall have a par value of one cent ($0.91). (b) The shares of Preferred Stock may be issued from time to time in one or more series, The board of directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding), In case the number of shares of any such series shall be so FAS80710,021/1+ decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series, ARTICLE V INCORPORATOR The name and mailing address of the incorporator of the corporation is:Jeanne Carnahan, c/o National Corporate Research, LTD, 9 East Loockerman Street, Dover, Delaware 19901. ARTICLE Vi ELECTION OF DIRECTORS Elections of directors need not be by written ballot unless the bylaws of the corporation Shall so provide. ARTICLE VII STAGGERED BOARD (a) The number of directors which shall constitute the whole board of directors of the corporation shall be specified in the bylaws of the corporation. (bo) Effective on the filing of the Certificate of Incorporation of the corporation ("Incorporation Date”), the board shall be divided into three classes: Class I, Class IT and Class III. Such classes shall be as nearly equal in number of directors as possible. Directors in Class J shall serve for a term ending at the first annual meeting held after the Incorporation Date, directors in Class Hi shall serve for a term ending at the second annual meeting held after the Incorporation Date, and directors in Class III shall serve for a term ending at the third annual meeting held after the Incorporation Date, Thereafter, each director shall serve for a term ending at the third annual stockholders meeting following the annual meeting at which such director was elected, The foregoing notwithstanding, each director shall serve untjl his successor shall have been duly elected and qualified, unless he shall resign, die, become disqualified or disabled, or shall otherwise be removed. {c) At each annual election held after the Incorporation Date, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality in the number of directors among the classes. When the board of directors fills a vacancy resulting from the resignation, death, disqualification or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he succeeds, unless, by reason of any previous changes in the authorized number of directors, the board of directors shall designate the vacant directorship as a directorship of another class in order more nearly to achieve equality in the number of directors among the classes. 2 (d) Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such will nevertheless continue as a director of the class of which he is a member, until the expiration of his current term or his earlier resignation, death, disqualification or removal, If any newly created directorship or vacancy on the board of directors, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one or two or more classes, the board of directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation. (e) During any period when the holders of Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues (1) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of the Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors as provided for pursuant to the provisions of such Preferred Stock or series; (2) each such additional director shall not be a member of Class I, Class II or Class ITI, but shall serve until the next annual meeting or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever is earlier; and (3) whenever the holders of such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions, or elected to fill any vacancies resulting from the resignation, death, disqualification or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly. (p Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only (1) for cause, and (2) by the affirmative vote of the holders of a majority of the Voting Stock. For purposes of this Certificate of Incorporation, "Voting Stock" means all . outstanding shares of capital stock of the Corporation entitled to vote generally im the election of directors of the Corporation, and each reference to a percentage or portion of shares of Voting Stock shall refer to such percentage or portion of the votes entitled to be cast by such shares. ARTICLE VUI LIMITATION OF DIRECTOR LIABILITY To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, If the Delaware General Corporation Law is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the 3 fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. No repeal or modification of this Article VIII by the stockholders shall adversely affect any right or protection of a director of the corporation existing by virtue of this Article VIII at the time of such repeal or modification. ARTICLE IX BYLAWS In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the corporation, Bylaws may not be made, repealed, altered, amended or rescinded by the stockholders of the corporation except by the vote of the holders of not less than eighty percent (80%) of the outstanding Voting Stock of the corporation, considered for purposes of this Article IX as one class, ARTICLE X RESTRICTIONS ON CERTAIN AMENDMENTS TO CERTIFICATE OF INCORPORATION The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation, Notwithstanding the foregoing, the provisions set forth in this Article X and in Articles IV, VIL, IX, XI, XY and XIII may not be repealed, amended or otherwise modified, directly or indirectly, in any respect; provided, however, that any of the foregoing Articles may be repealed or amended in any respect if such repeal or amendment is approved by such vote as may be required under applicable law and in addition thereto by the affirmative vote of the holders, voting together as a single class, of not less than eighty percent (80%) of the outstanding Voting Stock of the corporation. ARTICLE XI CALL OF SPECIAL MEETING OF STOCKHOLDERS Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the board of directors or by the Chaitman of the Board or by the President of the corporation, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of the stockholders may be called by any other person or persons specified in any provisions of any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereunder), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified. 4

ARTICLE Xi NO ACTION BY WRITTEN CONSENT Subject to the rights of holders of any series of Preferred Stock relating to the ability of such holders of such Preferred Stock to take action by a consent or consents in writing, no action shall be taken by the stockholders except at an annual or special meeting of stockholders. No action shall be taken by stockholders by written consent. ARTICLE XI BUSINESS COMBINATIONS (a) Vote Required For Certain Business Combinations. In addition to any affirmative vote required by law or by any other provision of this Certificate of Incorporation, and in addition to any voting rights granted or to be held by holders of Preferred Stock, the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding Voting Stock of the Corporation, considered for purposes of this Article XIII as one class, shall be required for the approval or authorization of any “business combination” (as hereinafter defined) with any “other entity" (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other entity is, directly or indirectly, the "beneficial owner” of more than 5% of the outstanding shares of the Common Stock of the Corporation. (b) ceptions. @) Section (a) of this Article XIII shall not be applicable to any particular business combination, and such business combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provision of this Certificate of Incorporation, if the proposed business combination shall have been approved by a majority of the "continuing directors” (as hereinafter defined). (ij) Section (a) of this Article XIII shall not be applicable to any particular business combination in which shareholders of the Corporation, in one or more transactions, are to receive cash, property, securities or other consideration in exchange for their shares of capital stock of the Corporation, and such business combination shall require only such affirmative vote as may be required by law, by any voting rights granted to or held by holders of Preferred Stock and by any other provision of this Certificate of Incorporation, if the following condition is met: the cash plus the fair market value of the property, securities or other consideration to be received per share by holders of the Common Stock of the Corporation in the business combination is not less than the highest per share price (including (i) brokerage commissions, (ii) soliciting dealers' fees, (iii) dealer-manager compensation, and (iv) other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys’ fees) paid by such other entity in acquiring any of its holdings of the Corporation's Common Stock (1) within the period of eighteen (18) months immediately prior to and including 5 the date of the most recent public announcement of the proposal of the business combination or (2) in the transaction or series of transactions in which it acquired more than 5% of the outstanding shares of the Common Stock of the Corporation. (iii) Section (a) of this Article XTII shall not be applicable to any particular business combination, and such business combination shall require ouly such affirmative vote as may be required by Jaw, by any voting rights granted to or held by holders of Preferred Stock and by any other provision of this Certificate of Incorporation, if the proposed business combination is solely between the Corporation and another corporation, 30% or more of the voting stock of which is owned by the Corporation. (c) Definitions. For purposes of this Article XII: (1) The term "business combination" shall mean: (i) any merger or consolidation of the Corporation or of any subsidiary of the Corporation with or into any other entity; (ii) the sale, exchange or lease of all or any substantial part of the assets of the Corporation to any other entity; or (iii) any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of any other entity or securities issued by such other entity, for which the approval of stockholders of the Corporation is required by law or by any agreement between the Corporation and any national securities exchange. (2) The term “other entity" shall mean and include (i) any individual, corporation, partnership or other person; (ji) any other party which is an "affiliate" or "associate" (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) of any entity described in clause (i); (iii) any other party with which any entity described in clause (i) or any of its affiliates or associates have any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of shares of the Corporation; and (iv) the predecessors, successors or assigns of any entities described in clauses (i), (ii) or (iii) in any transaction or series of transactions not involving a public offering of the shares of the Corporation within the meaning of the Securities Act of 1933; provided, however, that the term "other entity" shall not include any individual, corporation, partnership or other person, entity or group which "beneficially owned" on March 1, 1998, five percent (5%) or more of the outstanding common stock of Willis Lease Finance Corporation, a California corporation. (3) The term "continuing director" shall mean a director who (i) is unaffiliated with and is not the other entity and (ii) was a member of the Board of Directors prior to the time that the other entity involved in the proposed business combination acquired in excess of 5% of the outstanding shares of Common Stock of the Corporation. (4) ‘The term "beneficial ownership" shall include, without limitation, any shares of stock of the Corporation which any other entity has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. (5) For the purposes of subparagraph (b)(ii) of this Article XII, the term “other consideration" shall include Common Stock of the Corporation retained by its existing 6 public stockholders in the event of a business combination with such other entity in which the Corporation is the surviving corporation. (d) Determination of Compliance. A majority of the continuing directors shall have the power and duty to determine, for purposes of this Article XIII and on the basis of information known to them: (1) Whether the proposal business combination is within the scope of this Article XT; (2) | Whether the other entity owns beneficially more than 5% of the outstanding shares of Common Stock of the Corporation; (3) The per share value proposed to be paid to the holders of Common Stock of the Corporation in the business combination, within the meaning of paragraph (b)(il) of this Article XII; and (4) The highest price per share paid by the other entity, within the meaning of subparagraph (b)(ii) of this Article XIII. Such determination(s), if made in good faith, shall be binding upon all parties. (e) Eiduciary Duty. Nothing contained in this Article XII shall be construed to relieve the other entity from any fiduciary obligation imposed by statute or case law. ARTICLE XIV CREDITOR COMPROMISE OR ARRANGEMENT Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or atrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or ou all the stockholders or clasy of stackholders, of this corporation, as the case may be, and also on this corporation. 7

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF WILLIS LEASE FINANCE CORPORATION _ Willis Lease Finance Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that: FIRST: The Board of Directors of the Corporation has approved the following amendment to Article IV of the Certificate of Incorporation of the Corporation so that, as amended, said Article shall read as follows: ARTICLE IV AUTHORIZED CAPITAL STOCK (a) | The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares which the corporation shall have authority to issue is Twenty-Five Million (25,000,000); the total number of shares of Preferred Stock shall be Five Million (5,000,000) anid each such share shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shali be Twenty Million (20,000,000) and each such share shall have a par value of one cent ($0.01). (b) — The shares of Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. SECOND: The stockholders of the Corporation considered and voted unanimously in favor of the amendment. FAX NO. 302 CERTIFICATE OF MERGER OF WILLIS LEASE FINANCE CORPORATION, a California corporation WITH AND INTO WILLIS LEASE FINANCE CORPORATION, a Delaware corporation PURSUANT TO SECTION 252 OF THE DELAWARE GENERAL CORPORATION LAW The undersigned corporation hereby certifies that: FIRST: SECOND: THIRD: FOURTH: FIFTH: SIXTH: SEVENTH: Dated: May 13, 1998. The names and states of incorporation of the constituent corporations are as follows: Name State of Incorporation Willis Lease Finance Corporation Delaware Willis Lease Finance Corporation California An Agreement and Plan of Merger dated as of May 13, 1998, between the constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware, The name of the surviving corporation of the merger is Willis Lease Finance Corporation, a Delaware corporation. Upon the effectiveness of the merger, the Certificate of Incorporation, as amended, of Willis Lease Finance Corporation, a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation. The executed Agreement and Plan of Merger is on file at the office of the surviving corporation. The address of said office is 180 Harbor Drive, Suite 200, Sausalito, California 94965, A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation. The authorized capital stock of Willis Lease Finance Corporation, a California corporation is 20,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value. WILLIS. LEASE FINANCE CORPORATION, a Delaware corporation - Senior Vice President /s/ Rae A. Capps QCT- 1-99 FRI 4°16 PM CAPITOL SERVICES FAX NO, CERTIFICATE OF DESIGNATIONS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK (Par Value $.01 Per Share) | OF WILLIS LEASE FINANCE CORPORATION Pursuant to Section 131 of the General Corporation Law of the State of Delaware We, Charles F. Willis, IV, President and Chief Executive Officer, and Rae A. Capps, Eeq., Senior Vice President, General Counsel and Corporate Secretary of Willis Lease Finance Corporation, a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY: That pursuant to the authority conferred upon the Board of Directors of the Company (the "Board of Di ectors") by the Certificate of Incorporation of the Company (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the "GCL"), the Board of Directors, on September 14, 1999, adopted the following resolution creating a series of its Preferred Stock, pat valus $.01 per share: RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, the Board of Directors hereby designates 200,000 shares of the preferred stock, par value $.01 per sharc, of the Company as "Series A Junior Participating Preferred Stock" (the "Preferred Shares"), and the powers, designations, preferences and relative, participating, optional and other rights of the Preferred Shares and the qualifications, limitations and restrictions thereof, be, and they hereby are, as set forth below: Section 1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock" and the number of shares constituting such series so designated shall be 200,000 (the "Series A Preferred Stock"), Such number of shares may be increased ot decreased by resolution of the Board of Directors; provided, however, that no dectease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Stock. Section 2. Dividends and Distributions. (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entifled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as 4 "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cont) equ al to the greater of (i) $.25 per share ($1.00 per annum) or (i) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share ammount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, In the cvent the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, o1 effect a subdivision or cornbination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into 4 preater or lesser number of shares of Common Stock, then in each such event the amount to which the holder of each share of Series A Preferred Stock was entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event. (b) The Company shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have bcen declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.25 per share ($1.00 per annum) on the Serics A Preferred Stock shali nevertheless be payable on such subsequent Quarterly Dividend Payment Date. (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which event dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. ‘The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thercon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights: (a) Subject to the provision for adjusiment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the numbet of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event. (b) Except as otherwise provided herein, in the Company's Certificate of Incorporation, as amended (the "Charter"), in any other certificate of designations creating a series of Preferred Stock or any similar stock or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Company. (c) Exceptas set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Comnion Stock as set forth herein) for taking any corporate action. Section 4. Certain Restrictions. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not authorized or declared, on shares of Series OCT- 1-99 FRI 4:18 PM CAPITOL SERVICES FAX NO, 6009694671 A Preferred Stock outstanding shall have been paid in full, the Company shall not, directly or indirectly: (i) authorize, declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (cither as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, (ii) anthorize, declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled: (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment arnong the respective series or classes. (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration, directly or indirectly, any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stack subject to the conditions and restrictions on issuance set forth herein, in the Charter, in any other certificate of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law. Section 6. Liquidation, Dissolution or Winding Up, Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to: (i) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (A) $100.00 per share ($1.00 per one one-hundredth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) an aggregate amount per share, subject to the P, provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share of Common Stock to holders thereof; or (11) the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Sertes A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding sharcs of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the aggregate amount to which each holder of a share of Series A Preferred Stock was entitled immediately prior to such event under clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event. Section 7. Consolidation. Merger r Other. In the event the Company shall enter into any consolidation, merger, combination or other transaction m which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or ary other property or otherwise changed, then in any such event each share of Series A Preferred Stock shall at the game time be similarly exchanged or changed into an amount per share, subjcct to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Comimion Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such event the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Coramon Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event. Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable. Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior fo all series or classes of the Company's Preferred Stock whether issued before or after the issuance of the Series A Preferred Stock. Section 10, Amendment. The Charter shall not be amended in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock, as set forth herein, so as to affect them adversely without the affirmative vote of the

1 holders of at least two•thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class. IN WITNESS WlffilU!OF, this Certificate is executed on behalf of the Company by its President and Chief Executive Officer 8.:tld attested by its Corporate Secretary this 1st day of October, 1999. WILLIS LEASE FINANCE CORPORATION By� /s/ Charles F. Willis, IV Attest; By: /s/ Rae A. Capps Naine: Rae A. Capps, Esq. Title: Senior Vice President, General Counsel and Corporate Secretary Name: Charles F. Willis� IV Title: President and Chief Executive Officer CERTIFICATE OF OWNERSHIP MERGING T-12 INC. (a California corporation) WITH AND INTO WILLIS LEASE FINANCE CORPORATION (a Delaware corporation) PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE Willis Lease Finance Corporation, a corporation incorporated on the 12th day of March, 1998 pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify the following: FIRST: That this Corporation (the "Surviving Corporation") is the parent corporation of T-12 Inc., the subsidiary corporation, and the Corporation owns all (100%) of the outstanding capital stock of T-12 Inc. (the "Disappearing Corporation"), a corporation incorporated under the laws of the State of California. SECOND: That this Corporation, by a resolution of its Board of Directors duly adopted onthe 4 th day of June, 2000, determined to and, subject to the conditions set forth in such resolutions, does merge T-12 Inc. into itself, to be effective June 30, 2000, at 4:15pm Eastern Time (the "Merger"): MERGER OF T-12 INC. INTO CORPORATION WHEREAS, T-12 Inc., a California corporation, is a wholly owned subsidiary of the corporation and T-12 Inc. has no other shareholders. WHEREAS, it has been proposed that the ownership and operation of the Corporation and T-12 Inc. be consolidated. WHEREAS, to effect such consolidation, it has been proposed that T-12 Inc. be merged with and into the Corporation with the Corporation continuing its corporate existence as the surviving corporation (the "Surviving Corporation") of the merger (the "Merger"), and pursuant to which: (i) effective +). , June 30, 2000 (the "Effective Date"), T-12 Inc. would merge with and into the Corporation with the Corporation continuing its corporate existence as the Surviving Corporation of the Merger, (ii) T-12 Inc. would cease to exist, (iit) each outstanding share of capital stock of T-12 Inc. would be automatically canceled, (iv) all assets of T-12 Inc. would be transferred to and vested in the corporation by operation of law, and (v) all debts and liabilities of T-12 Inc. would be assigned to and assumed by the Corporation by operation of law. WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as 4 tax-free reorganization within the meaning of Section 332 of the Internal Revenue Code. WHEREAS, the Board of Directors has determined that it is desirable and in the best interests of the Corporation and its stockholders to consummate the Merger and in accordance with the terms and conditions set forth herein. NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and it hereby is, approved. RESOLVED FURTHER, that the Corporation, as the sole shareholder of T-12 Inc., approves the Merger. RESOLVED FURTHER, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to take such action as necessary to carry the Merger into effect and cancel the shares of outstanding capital stock of T-12 Inc. RESOLVED FURTHER, that each officer of the Corporation acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver or file such other documents and to take such further actions, including without limitation the preparation, execution and filing of certificates of ownership or merger with the Delaware Secretary of State and the California Secretary of State, as such officer may deem necessary or proper in order to consummate the Merger, such necessity or propriety to be conclusively evidenced by such officer's execution, delivery or filing of such documents or taking of such actions. RESOLVED FURTHER, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver such documents and to take such actions as such officer may deem necessary or proper in order to obtain any required contractual consents to the Merger from third parties, such necessity or propriety to be conclusively evidenced by such officer's execution or delivery of such documents or taking of such actions. RESOLVED FURTHER, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver or file such documents and to take such actions, including without limitation the preparation, execution and filing of patent, trademark or servicemark assignments with the United States Patent Office or other appropriate agencies, as such officer may deem necessary or proper in order to transfer T-12 Inc. registrations to the Corporation, such necessity or propriety to be conclusively evidenced by such officer's execution, delivery or filing of such documents or taking of such actions. RESOLVED FURTHER, that any action heretofore or hereafter taken by any officer or director of the Corporation consistent with the authority granted by these resolutions is hereby ratified, confirmed and approved as the act and deed of the corporation. THIRD: No other approvals of the Merger are required under Califomia or Delaware law, [Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Ownership on behalf of Willis Lease Finance Corporation. as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Ownership is the act and deed of such corporation and that the facts stated herein are rue. DATED: June 30, 2000 Willis Lease Finance Corporation, Name: Charles F. Willis Tide: President By: /s/ Charles F. Willis, IV CERTIFICATE OF OWNERSHIP AND MERGER MERGING WLFC FUNDING CORPORATION INTO WILLIS LEASE FINANCE CORPORATION RR ee RR Willis Lease Finance Corporation, a corporation organized and existing under the laws of Delaware (the "Corporation"), DOES HEREBY CERTIFY: FIRST: That the Corporation was incorpatated on the 12th day of March, 1998, pursuant to the General Corporation Law of the State of Delaware. SECOND: That the Corporation owns all of the outstanding shares of the stock of WLFC Funding Corporation, a corporation incorporated on the 13th day of November, 1997, pursuant to the General Corporation Law of the State of Delaware ("WLFC Frnding"}. THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent on the 10thay of September, 2002, determined to and did merge WLFC Funding with and into itself: RESOLVED, that the merger (the "Merger") of WLFC Funding with and isto the Corporation, with the Corporation being the surviving corporation (the "Surviving Corporation"), be, and it hereby is, approved and adopted; RESOLVED FURTHER, that in connection with the Merger, the Corporation shall assume all of the obligations and liabilities of WLFC Funding; RESOLVED FURTHER, that the Merger shall be effective upon filing with the Secretary of State of the State of Delaware (the "Effective Time"); RESOLVED FURTHER, that upon the Effective Time of the Merger, all outstanding shares of common stock, no par value, of WLFC Funding (the “Shares“), which constinte the only outstanding shares of any class of capital stock of WLFC Funding, shall be canceled; RESOLVED FURTHER, that the Certificate of Incorparation of the Corporation shal] continue in effect unchanged as the certificate of incorporation of the Surviving Corporation; RESOLVED FURTHER, that the officers of the Corporation be, and each of them acting alone hereby is, authorized to execute, deliver and file, on behalf of the Corporation and in its name, a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with Section 253 of the Delaware General Corporation Law and any other agreement or document required to be executed, delivered or filed with any governmental body or agency in connection with the Merger: and RESOLVED FURTHER, that any action taken by any of the officers of the Corporation in connection with the Merger or any other matters authorized hereby be, and it hereby is, ratified and approved. IN WITNESS WHEREOR, the Corporation has caused this Certificate to be executed by its Secretary, this 16tQiay of September, 2002. WILLI$ LEASE FINANCE CORPORATION » - Name: Donald A. Nunemaker Title: Executive Vice President and COO : /s/ Donald A. Nunemaker

CERTIFICATE OF OWNERSHIP MERGING T-2 INC. (a California corporation) WITH AND INTO WILLIS LEASE FINANCE CORPORATION (a Delaware corporation) PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE Willis Lease Finance Corporation, a corporation incorporated on the 12th day of March, 1998 pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify the following: FIRST: That this Corporation (the "Surviving Corporation”) is the parent corporation of T-2 Inc., the subsidiary corporation, and the Corporation owns all (100%) of the outstanding capita) stock of T-2 Inc. (the "Disappearing Corporation"), a corporation incorporated under the laws of the State of Califorma. SECOND: That this Corporation, by a resolution of its Board of Directars duly adopted on December 7, 2004, determined to and, subject to the conditions set forth in such resolutions, does merge T-2 Inc. into itself, to be effective December 31, 2004, at 4:45 p.m., Eastem Time (the "Merger"): MERGER OF T-2 INC. INTO CORPORATION WHEREAS, T-2 Inc., a California corporation, is a wholly owned subsidiary of the corporation. WHEREAS, it has been proposed that the ownership and operation of the Corporation and T-2 Inc. be consolidated. WHEREAS, to effect such consolidation, it has been proposed that T-2 Inc. be merged with and into the Corporation with the Corporation continuing its corporate existence as The surviving corporation (the "Surviving Corporation") of the merger (the "Merger"), and pursuant to which: (i) effective December 31, 2004 (the "Effective Date"), T-2 Inc. would merge with and into the Corporation with the Corporation continuing its corporate existence as the Surviving Corporation of the Merger, (ii) T-2 Inc. would cease to exist, (iii) each outstanding share of capital stock of T-2 Inc. would be automatically canceled, (iv) all assets of T-2 Inc. would be transferred to and vested in the corporation by operation of law, and (v) all debts and liabilities of T-2 Inc. would be assigned to and assumed by the Corporation by operation of law. WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization within the meaning of Section 332 of the Internal Revenue Code. WHEREAS, the Board of Directors has determined that it is desirable and in the best interests of the Corporation and its stockholders to consummate the Merger and in accordance with the terms and conditions set forth herein. NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and it hereby is, approved. RESOLVED, that the Corporation, as the sole shareholder of T-2 Inc., approves the Merger. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to take such action as necessary to carry the Merger into effect and cancel the shares of outstanding capital stock of T-2 Inc. RESOLVED, that each officer of the Corporation acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver or file such other documents and to take such actions, including without limitation the preparation, execution and filing of certificates of ownership or merger with the Delaware Secretary of State and the California Secretary of State, as such officer may deem necessary or proper in order to consummate the Merger, such necessity or propriety to be conclusively evidenced by such officer's execution, delivery or filing of such documents or taking of such acnons. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver such documents and to take such actions as such officer may deem necessary or proper in order to obtain any required contractual consents to the Merger from third parties, such necessity or propriety to be conclusively evidenced by such officer's execution or delivery of such documents or taking of such actions. RESOLVED, that any action heretofore or hereafter taken by any officer or director of the Corporation consistent with the authority granted by these resolutions is hereby ratified, confirmed and approved as the act and deed of the corporation. THIRD: No other approvals of the Merger are required under Califomia or Delaware law. IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Ownership on behalf of Willis Lease Finance Corporation. as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Ownership is the act and deed of such corporation and that the facts stated herein are true. DATED: December 17, 2004 Willis Lease Finance Corporation, a Delaware corporation By: Name: Thomas C. Nard Title: Sr. V.P., General Counsel and Secretary /s/ Thomas C. Nord CERTIFICATE OF OWNERSHIP MERGING T-4 INC. (a California corporation) WITH AND INTO WILLIS LEASE FINANCE CORPORATION (a Delaware corporation) PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE Willis Lease Finance Corporation, a corporation incorporated on the 12th day of March, 1998 pursuant to the provisions of the General Corporation Law of the State of Delaware (the "“Corporation"), does hereby certify the following: FIRST: That this Corporation (the "Surviving Corporation") is the parent corporation of T-4 Inc., the subsidiary corporation, and the Corporation owns all (100%) of the outstanding capital stock of T-4 Inc. (the "Disappearing Corporation"), a corporation incorporated under the laws of the State of California. SECOND: That this Corporation, by a resolution of its Board of Directors duly adopted on December 7, 2004, determined to and, subject to the conditions set forth in such resolutions, does merge T-4 Inc. into itself, to be effective December 31, 2004, at 4:45 p.m., Eastern Time (the "Merger"): MERGER OF T-4 INC. INTO CORPORATION WHEREAS, T-4 Inc., a California corporation, is a wholly owned subsidiary of the corporation. WHEREAS, it has been proposed that the ownership and operation of the Corporation and T-4 Inc. be consolidated. WHEREAS, to effect such consolidation, it has been proposed that T-4 Inc. be merged with and into the Corporation with the Corporation continuing its corporate existence as the surviving corporation (the "Surviving Corporation") of the merger (the "Merger"), and pursuant to which: (i) effective December 31, 2004 (the "Effective Date"), T-4 Inc. would merge with and into the Corporation with the Corporation continuing its corporate existence as the Surviving Corporation of the Merger, (ii) T-4 Inc. would cease to exist, (iii) each outstanding share of capital stock of T-4 Inc. would be automatically canceled, (iv) all assets of T-4 Inc. would be transferred to and vested in the corporation by operation of law, and (v) all debts and liabilities of T-4 Inc. would be assigned to and assumed by the Corporation by operation of law.

WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization within the meaning of Section 332 of the Internal Revenue Code. WHEREAS, the Board of Directors has determined that it is desirable and in the best interests of the Corporation and its stockholders to consummate the Merger and in accordance with the terms and conditions set forth herein. NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and it hereby is, approved. RESOLVED, that the Corporation, as the sole shareholder of T-4 Inc., approves the Merger. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to take such action as necessary to carry the Merger into effect and cancel the shares of outstanding capital stock of T-4 Inc. RESOLVED, that each officer of the Corporation acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver or file such other documents and to take such further actions, including without limitation the preparation, execution and filing of certificates of ownership or merger with the Delaware Secretary of State and the California Secretary of State, as such officer may deem necessary or proper in order to consummate the Merger, such necessity or propriety to be conclusively evidenced by such officer's execution, delivery or filing of such documents or taking of such actions. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver such documents and to take such actions as such officer may deem necessary or proper in order to obtain any required contractual consents to the Merger from third parties, such necessity or propriety to be conclusively evidenced by such officer's execution or delivery of such documents or taking of such actions. RESOLVED, that any action heretofore or hereafter taken by any officer or director of the Corporation consistent with the authority granted by these resolutions is hereby ratified, confirmed and approved as the act and deed of the corporation. THIRD: No other approvals of the Merger are required under California or Delaware law. IN WITNESS WHEREOF, the undersigned has executed and subscribed to ths Certificate of Ownership on behalf of Willis Lease Finance Corporation. as its authorized officer and hereby affinns, under penalties of perjury, that this Certificate of Ownership is the act and deed of such corporation and that the facts stated herein are true. DATED: December 17, 2004 Willis Lease Finance Corporation, a Delaware corporation By: Name: Thomas C. Nord Title: Sr. V.P., General Counsel and Secretary /s/ Thomas C. Nord CERTIFICATE OF OWNERSHIP MERGING T-5 INC. (a California corporation) WITH AND INTO WILLIS LEASE FINANCE CORPORATION (a Delaware corporation) PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE Willis Lease Finance Corporation, a corporation incorporated on the 12th day of March, 1998 pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify the following: FIRST: That this Corporation (the "Surviving Corporation") is the parent corporation of T-5 Inc., the subsidiary corporation, and the Corporation owns all (100%) of the outstanding capital stock of T-5 Inc. (the "Disappearing Corporation"), a corporation incorporated under the laws of the State of California. SECOND: That this Corporation, by a resolution of its Board of Directors duly adopted on December 7, 2004, determined to and, subject to the conditions set forth in such resolutions, does merge T-5 Inc. into itself, 10 be effective December 31, 2004, at 4:45 p.m., Eastern Time (the "Merger"): MERGER OF T-5 INC. INTO CORPORATION WHEREAS, T-5 Inc., a California corporation, 18 a wholly owned subsidiary of the corporation. WHEREAS, it has been proposed that the ownership and operation of the Corporation and T-5 Inc. be consolidated. WHEREAS, to effect such consolidation, it has been proposed that T-5 Inc. be merged with and into the Corporation with the Corporation continuing its corporate existence as the surviving corporation (the "Surviving Corporation") of the merger (the "Merger"), and pursuant to which: (i) effective December 31, 2004 (the "Bffective Date"), T-5 Inc. would merge with and into the Corporation with the Corporation continuing its corporate existence as the Surviving Corporation of the Merger, (31) T-5 Inc. would cease to exist, (ili) each outstanding share of capital stock of T-S Inc. would be automatically canceled, (iv) all assets of T-5 Inc. would be transferred to and vested in the corporation by operation of law, and (v) all debts and liabilities of T-5 Inc. would be assigned to and assumed by the Corporation by operation of law. WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization within the meaning of Section 332 of the Internal Revenue Code. WHEREAS, the Board of Directors has determined that it is desirable and in the best interests of the Corporation and its stockholders to consummate the Merger and in accordance with the terms and conditions set forth herein. NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and it hereby is, approved. RESOLVED, that the Corporation, as the sole shareholder of T-5 Inc., approves the Merger. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to take such action as necessary to carry the Merger into effect and cancel the shares of outstanding capital stock of T-5 Ine. RESOLVED, that each officer of the Corporation acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver or file such other documents and to take such further actions, including without limitation the preparation, execution and filing of certificates of ownership or merger with the Delaware Secretary of State and the California Secretary of State, as such officer may deem necessary or proper in order to consummate the Merger, such necessity or propriety to be conclusively evidenced by such officer's execution, delivery or filing of such documents or taking of such actions. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver such documents and to take such actions as such officer may deem necessary or proper in order to obtain any required contractual consents to the Merger from third parties, such necessity or propriety to be conclusively evidenced by such officer's execution or delivery of such documents or taking of such actions. RESOLVED, that any action heretofore or hereafter taken by any officer or director of the Corporation consistent with the authority granted by these resolutions is hereby ratified, confirmed and approved as the act and deed of the corporation. THIRD: No other approvals of the Merger are required under California or Delaware law.

IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Centificate of Ownership on behalf of Willis Lease Finance Corporation. as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Ownership is the act and deed of such corporation and that the facts stated herein are true. DATED: December 17, 2004 Willis Lease Finance Corporation, a Delaware corporation By: Name: ThomasC.Nord ‘ Title: Sr. V-P., General Counsel and Secretary /s/ Thomas C. Nord CERTIFICATE OF OWNERSHIP MERGING T-7 INC, (a California corporation) WITH AND INTO WILLIS LEASE FINANCE CORPORATION (a Delaware corporation) PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE Willis Lease Finance Corporation, a corporation incorporated on the 12th day of March, 1998 pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify the following: FIRST: That this Corporation (the "Surviving Corporation") is the parent corporation of T-7 Inc., the subsidiary corporation, and the Corporation owns all (1 00%) of the outstanding capital stock of T-7 Inc. (the "Disappearing Corporation"), a corporation incorporated under the laws of the State of California. SECOND: That this Corporation, by a resolution of its Board of Directors duly adopted on December 7, 2004, determined to and, subject to the conditions set forth in such resolutions, does merge T-7 Inc. into itself, 10 be effective December 31, 2004, at 4:45 p.m., Eastern Time (the "Merger"): MERGER OF T-7 INC. INTO CORPORATION WHEREAS, T-7 Inc., a California corporation, is a wholly owned subsidiary of the corporation. WHEREAS, it has been proposed that the ownership and operation of the Corporation and T-7 Inc. be consolidated. WHEREAS, to effect such consolidation, it has been proposed that T-7 Inc. be merged with and into the Corporation with the Corporation continuing its corporate existence as the surviving corporation (the “Surviving Corporation") of the merger (the "Merger"), and pursuant to which: (i) effective December 31, 2004 (the "Effective Date"), T-7 Inc. would merge with and into the Corporation with the Corporation continuing its corporate existence as the Surviving Corporation of the Merger, (ii) T-7 Inc. would cease to exist, (ili) each outstanding share of capital stack of T-7 Inc. would be automatically canceled, (iv) all assets of T-7 Inc. would be transferred to and vested in the corporation by operation of law, and (v) all debts and liabilities of T-7 Inc. would be assigned to and assumed by the Corporation by operation of law. WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization within the meaning of Section 332 of the Internal Revenue Code. WHEREAS, the Board of Directors has determined that it is desirable and in the best interests of the Corporation and its stockholders to consummate the Merger and in accordance with the terms and conditions set forth herein. NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and it hereby is, approved. RESOLVED, that the Corporation, as the sole shareholder of T-7 Inc., approves the Merger. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to take such action as necessary to carry the Merger into effect and cancel the shares of outstanding capital stock of T-7 Inc. RESOLVED, that each officer of the Corporation acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver or file such other documents and to take such further actions, including without limitation the preparation, execution and filing of certificates of ownership or merger with the Delaware Secretary of State and the California Secretary of State, as such officer may deem necessary or proper in order to consummate the Merger, such necessity or propriety to be conclusively evidenced by such officer's execution, delivery or filing of such documents or taking of such actions. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver such documents and to take such actions as such officer may deem necessary or proper in order to obtain any required contractual consents to the Merger from third parties, such necessity or propriety to be conclusively evidenced by such officer's execution or delivery of such documents or taking of such actions. RESOLVED, that any action heretofore or hereafter taken by any officer or director of the Corporation consistent with the authority granted by these resolutions is hereby ratified, confirmed and approved as the act and deed of the corporation. THIRD: No other approvals of ihe Merger are required under California or Delaware law. IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Ownership on behalf of Willis Lease Finance Corporation. as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Ownership is the act and deed of such corporation and that the facts stated herein are true. DATED: December 17, 2004 Willis Lease Finance Corporation, a Delaware corporation. By: Name: Thomas C. Nord Title: Sr. V.P., Genera] Counsel and Secretary /s/ Thomas C. Nord

CERTIFICATE OF OWNERSHIP = MERGING T-8 INC. (a California corporation) WITH AND INTO WILLIS LEASE FINANCE CORPORATION (a Delaware corporation) PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE Willis Lease Finance Corporation, a corporation incorporated on the 12th day of March, 1998 pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify the following: FIRST: That this Corporation (the "Surviving Corporation") is the parent corporation of T-8 Inc., the subsidiary corporation, and the Corporation owns all (100%) of the outstanding capital stock of T-8 Inc. (the "Disappearing Corporation"), a corporation incorporated under the laws of the State of California. SECOND: That this Corporation, by a resolution of its Board of Directors duly adopted on December 7, 2004, determined to and, subject to the conditions set forth in such resolutions, does merge T-8 Inc. into itself, to be effective December 31, 2004, at 4:45 p.m., Eastern Time (the "Merger’): MERGER OF T-8 INC. INTO CORPORATION WHEREAS, T-8 Inc., a California corporation, is a wholly owned subsidiary of the corporation. WHEREAS, it has been proposed that the ownership and operation of the Corporation and T-8 Inc. be consolidated. WHEREAS, to effect such consolidation, it has been proposed that T-8 Inc. be merged with and into the Corporation with the Corporation continuing its corporate existence as the surviving corporation (the "Surviving Corporation") of the merger (the "Merger"), and pursuant 10 which: (i) effective December 31, 2004 (the "Effective Date"), T-8 Inc. would merge with and into the Corporation with the Corporation continuing its corporate existence as the Surviving Corporation of the Merger, (ii) T-8 Inc. would cease to exist, (iii) each outstanding share of capital stock of T-8 Inc. would be automatically canceled, (iv) all assets of T-8 Inc. would be transferred to and vested in the corporation by operation of law, and (v) all debts and liabilities of T-8 Inc. would be assigned to and assumed by the Corporation by operation of law. WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization within the meaning of Section 332 of the Intemal Revenue Code. WHEREAS, the Board of Directors has determined that it is desirable and in the best interests of the Corporation and its stockholders to consummate the Merger and in accordance with the terms and conditions set forth herein. NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and it hereby is, approved. RESOLVED, that the Corporation, as the sole shareholder of T-8 Inc., approves the Merger. RESOLVED, that each officer of the Corporation, acting alone or in concent, is hereby authorized and directed, in the name and on behalf of the Corporation, to take such action as necessary to carry the Merger into effect and cancel the shares of outstanding capital stock of T-8 Inc. RESOLVED, that each officer of the Corporation acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver or file such other documents and to take such further actions, including without limitation the preparation, execution and filing of certificates of ownership or merger with the Delaware Secretary of State and the Califomia Secretary of State, as such officer may deem necessary or proper in order to consummate the Merger, such necessity or propriety to be conclusively evidenced by such officer's execution, delivery or filing of such documents or taking of such actions. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver such documents and to take such actions as such officer may deem necessary or proper in order to obtain any required contractual consents to the Merger from third parties, such necessity or propriety to be conclusively evidenced by such officer's execution or delivery of such documents or taking of such actions. RESOLVED, that any action heretofore or hereafter taken by any officer or director of the Corporation consistent with the authority granted by these resolutions is hereby ratified, confirmed and approved as the act and deed of the corporation. THIRD: No other approvals of the Merger are required under California or Delaware law. IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Ownership on behalf of Willis Lease Finance Corporation, as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Ownership is the act and deed of such corporation and that the facts stated herein are tue. DATED: December 17, 2004 Willis Lease Finance Corporation, a Delaware corporation By: Name: Thomas C. Nord Title: Sr, V.P., General Counsel! and Secretary /s/ Thomas C. Nord CERTIFICATE OF OWNERSHIP MERGING T-10 INC. (a California corporation) WITH AND INTO WILLIS LEASE FINANCE CORPORATION (a Delaware corporation) PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE Willis Lease Finance Corporation, a corporation incorporated on the 12th day of March, 1998 pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify the following: FIRST: That this Corporation (the "Surviving Corporation") is the parent corporation of T-10 Inc., the subsidiary corporation, and the Corporation owns all (100%) of the outstanding capital stock of T-10 Inc. (the "Disappearing Corporation"), a corporation incorporated under the laws of the State of California. SECOND: That this Corporation, by a resolution of its Board of Directors duly adopted on December 7, 2004, determined to and, subject to the conditions set forth in such resolutions, does merge T-10 Inc. into itself, to be effective December 31, 2004, at 4:45 p.m., Eastem Time (the "Merger’): MERGER OF T-10 INC. INTO CORPORATION WHEREAS, T-10 Inc., a California corporation, is a wholly owned subsidiary of the corporation. WHEREAS, it has been proposed that the ownership and operation of the Corporation and T-10 Inc. be consolidated. WHEREAS, to effect such consolidation, it has been proposed that T-10 Inc. be merged with and into the Corporation with the Corporation continuing its corporate existence as the surviving corporation (the "Surviving Corporation") of the merger (the "Merger"), and pursuant to Which: (i) effective December 31, 2004 (the "Effective Date"), T-10 Inc. would merge with and into the Corporation with the Corporation continuing its corporate existence as the Surviving Corporation of the Merger, (ii) T-10 Inc. would cease to exist, (iii) each outstanding share of capital stock of T-10 Inc. would be automarically canceled, (iv) all assets of T-10 Inc. would be transferred to and vested in the corporation by operation of law, and (v) ali debts and liabilities of T-10 Inc. would be assigned to and assumed by the Corporation by operation of law.

WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization within the meaning of Section 332 of the Intemmal Revenue Code. WHEREAS, the Board of Directors has determined that it is desirable and in the best interests of the Corporation and its stockholders to consummate the Merger and in accordance with the terms and conditions set forth hereim. NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and it hereby is, approved. RESOLVED, that the Corporation, as the sole shareholder of T-10 Inc., approves the Merger. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to take such action as necessary to carry the Merger into effect and cance] the shares of outstanding capital stock of T- 10 Inc. RESOLVED, that each officer of the Corporation acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver or file such other documents and to take such further actions, including without limitation the preparation, execution and filing of certificates of ownership or merger with the Delaware Secretary of State and the California Secretary of State, as such officer may deem necessary or proper in order to consummate the Merger, such necessity or propriety to be conclusively evidenced by such officer's execution, delivery or filing of such documents or taking of such actions. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver such documents and to take such actions as such officer may deem necessary or proper in order to obtain any required contractual consents to the Merger from third parties, such necessity or propriety to be conclusively evidenced by such officer's execution or delivery of such documents or taking of such actions. RESOLVED, that any action heretofore or hereafter taken by any officer or director of the Corporation consistent with the authority granted by these resolutions is hereby ratified, confirmed and approved as the act and deed of the corporation. THIRD: No other approvals of the Merger are required under Califomia or Delaware law. IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Ownership on behalf of Willis Lease Finance Corporation. as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Ownership is the act and deed of such corporation and that the facts stated herein are true. DATED: December 17, 2004 Willis Lease Finance Corporation, a Delaware corporation By: Name: Thomas C. Nord Title: Sr. V.P., General Counsel and Secretary /s/ Thomas C. Nord CERTIFICATE OF OWNERSHIP s MERGING WLFC ENGINE POOLING COMPANY (a California corporation) WITH AND INTO WILLIS LEASE FINANCE CORPORATION (a Delaware corporation) PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE Willis Lease Finance Corporation, a corporation incorporated on the 12th day of March, 1998 pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify the following: PIRST: That this Corporation (the "Surviving Corporation") is the parent corporation of WLEC Engine Pooling Company, the subsidiary corporation, and the Corporation owns all (100%) of the outstanding capital stock of WLFC Engine Pooling Company (the "Disappearing Corporation"), a corporation incorporated under the laws of the State of California. SECOND: That this Corporation, by a resolution of its Board of Directors duly adopted on December 7, 2004, determined to and, subject to the conditions set forth in such resolutions, does merge WLFC Engine Pooling Company into itself, to be effective December 31, 2004, at 4:45 p.m., Eastem Time (the "Merger"): MERGER OF WLFC ENGINE POOLING COMPANY INTO CORPORATION WHEREAS, WLFC Engine Pooling Company, a California corporation, is a wholly owned subsidiary of the corporation. WHEREAS, it has been proposed that the ownership and operation of the Corporation and WLFC Engine Pooling Company be consolidated. WHEREAS, to effect such consolidation, it has been proposed that WLFC Engine Pooling Company be merged with and into the Corporation with the Corporation continuing its corporate existence as the surviving corporation (the "Surviving Corporation") of the merger (the "Merger"), and pursuant 10 which: (1) effective December 31, 2004 (the "Effective Date"), WLEC Engine Pooling Company would merge with and into the Corporation with the Corporation continuing its corporate existence as the Surviving Corporation of the Merger, (ii) WLFC Engine Pooling Company would cease to exist, (iii) each outstanding share of capital stock of WLFC Engine Pooling Company would be gutomatically canceled, (iv) all assets of WLEC Engine Pooling Company would be transferred to and vested in the carporation by operation of law, and (v) all debts and liabilities of WLFC Engine Pooling Company would be assigned to and assumed by the Corporation by operation of law. WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization within the meaning of Section 332 of the Intemal Revenue Code. WHEREAS, the Board of Directors has determined that it is desirable and in the best interests of the Corporation and its stockholders to consummate the Merger and in accordance with the terms and conditions set forth herein. NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and it hereby 18, approved. . RESOLVED, that the Corporation, as the sole sharcholder of WLFC Engine Pooling Company, approves the Merger. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to take such action as necessary to carry the Merger into effect and cancel the shares of outstanding capital stock of WLFC Engine Pooling Company RESOLVED, that each officer of the Corporation acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver or file such other documents and to take such further actions, including without limitation the preparation, execution and filing of certificates of ownership or merger with the Delaware Secretary of State and the Califomia Secretary of State, as such officer may deem necessary or proper in order to consummate the Merger, such necessity or propriety to be conclusively evidenced by such officer's execution, delivery or filing of such documents or taking of such actions. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver such documents and to take such actions as such officer may deem necessary or proper in order to obtain any required contractual consents to the Merger from third parties, such necessity or propriety to be conclusively evidenced by such officer's execution or delivery of such documents or taking of such actions. RESOLVED, that any action heretofore or hereafter taken by any officer or director of the Corporation consistent with the authority granted by these resolutions is hereby ratified, confirmed and approved as the act and deed of the corporation. THIRD: No other approvals of the Merger are required under California or Delaware law, ih e)

IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Ownership on behalf of Willis Lease Finance Corporation. as jts authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Ownership is the act and deed of such corporation and that the facts stated herein are true. DATED: December 17, 2004 Willis Lease Finance Corporation, a Delaware corporation By: Name: mas C. Nord Title: Sr. V.P., General Counsel and Secretary /s/ Thomas C. Nord CERTIFICATE OF OWNERSHIP MERGING T-11 INC. (a California corporation) WITH AND INTO WILLIS LEASE FINANCE CORPORATION (a Delaware corporation} PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE Willis Lease Finance Corporation, a corporation incorporated on the 12th day of March, 1998 pursuant to the provisions of the General Corporation Law of the State of Delaware {the "Corporation"), does hereby certify the following: FIRST: That this Corporation (the "Surviving Corporation") is the parent corporation of T-11 Inc., the subsidiary corporation, and the Corporation owns all (100%) of the outstanding capital stock of T-11 Inc. (the "Disappearing Corporation”), a corporation incorporated under the laws of the State of California. SECOND: That this Corporation, by a resolution of its Board of Directors duly adopted on the December £3, 2005, determined to and, subject to the conditions set forth in such resolutions, does merge T-11 Inc. into itself, to be effective December 31, at 4:45 p.m., Eastern Time (the "Merger"): MERGER OF T-11 INC. INTO CORPORATION WHEREAS, Terandon Leasing Corporation and T-11 Inc., (the “Merging Subsidiaries”), both California corporations, are wholly owned subsidiaries of the Corporation; WHEREAS, it has been proposed that the ownership and operation of the Corporation and the Merging Subsidiaries be consolidated; WHEREAS, to effect such consolidation, it has been proposed that the Merging Subsidiaries be merged with and into the Corporation (the "Mergers"), and pursuant to which; (i) effective on or before December 31, 2005, (the "Effective Date"), the Merging Subsidiaries would merge with and into the Corporation with the Corporation continuing its corporate existence as the surviving corporation of the Mergers; (ii) the Merging Subsidiaries would cease to exist; (iii) each outstanding share of capital stock of each of the Merging Subsidiaries would be automatically canceled; (iv) all assets of the Merging Subsidiaries would be transferred to and vested in the Corporation by operation of law; and (v) all debts and liabilities of the Merging Subsidiaries would be assigned to and assumed by the Corporation by operation of law; WHEREAS, for federal income tax purposes, it is intended that the Mergers will qualify as a tax-free reorganization within the meaning of Section 332 of the Interna! Revenue Code; and WHEREAS, the Board of Directors has determined that it is desirable and in the best interests of the Corporation and its stockholders to consummate the Mergers and in accordance with the terms and conditions set forth herein. NOW, THEREFORE, BE IT RESOLVED, that the Mergers be, and they hereby are, approved. RESOLYED, that the Corporation, as the sole shareholder of the Merging Subsidiaries, approves the Merger. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to take such action as necessary to carry the Mergers into effect and cancel the shares of outstanding capital stock of the Merging Subsidiaries. RESOLVED, that each officer of the Corporation acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver or file such other documents and to take such further actions, including without limitation the preparation, execution and filing of certificates of ownership or merger with the Delaware Secretary of State and the California Secretary of State, as such officer may deem necessary or proper in order to consummate the Mergers, such necessity or propriety to be conclusively evidenced by such officer's execution, delivery or filing of such documents or taking of such actions. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver such documents and to take such actions as such officer may deem necessary or proper in order to obtain any required contractual consents to the Mergers from third parties, such necessity or propriety to be conclusively evidenced by such officer's execution or delivery of such documents or taking of such actions. THIRD: No other approvals of the Merger are required under California or Delaware law. [Remainder of page intentionally left blank.] IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Ownership on behalf of Willis Lease Finance Corporation. as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Ownership is the act and deed of such corporation and that the facts stated herein are true. DATED: December 14, 2005 Willis Lease Finance Corporation, a Delaware corpgrati By: Name: Charles F. Willis Title: President /s/ Charles F. Willis, IV

CERTIFICATE OF OWNERSHIP MERGING TERANDON LEASING CORPORATION (a California corporation) WITH AND INTO WILLIS LEASE FINANCE CORPORATION (a Delaware corporation) PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE Willis Lease Finance Corporation, a corporation incorporated on the 12th day of March, 1998 pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify the following: FIRST: That this Corporation (the "Surviving Corporation") is the parent corporation of Terandon Leasing Corporation, the subsidiary corporation, and the Corporation owns all] (100%) of the outstanding capital stock of Terandon Leasing Corporation (the “Disappearing Corporation"), a corporation incorporated under the laws of the State of California. SECOND: That this Corporation, by a resolution of its Board of Directors duly adopted on the December /.3, 2005, determined to and, subject to the conditions set forth in such resolutions, does merge Terandon Leasing Corporation into itself, to be effective December 31, at 4:45 p.m., Eastern Time (the "Merger"): MERGER OF TERANDON LEASING CORPORATION INTO CORPORATION WHEREAS, Terandon Leasing Corporation and T-11 Inc., (the “Merging Subsidiaries”), both California corporations, are wholly owned subsidiaries of the Corporation; WHEREAS, it has been proposed that the ownership and operation of the Corporation and the Merging Subsidiaries be consolidated; WHEREAS, to effect such consolidation, it has been proposed that the Merging Subsidiaries be merged with and into the Corporation (the "Mergers"), and pursuant to which: (i) effective on or before December 31, 2005, (the "Effective Date"), the Merging Subsidiaries would merge with and into the Corporation with the Corporation continuing its Corporate existence as the surviving corporation of the Mergers; (ii) the Merging Subsidiaries would cease to exist; (iii) each outstanding share of capital stock of each of the Merging Subsidiaries would be automatically canceled; (iv) all assets of the Merging Subsidiaries would be transferred to and vested in the Corporation by operation of law; and (v) all debts and liabilities of the Merging Subsidiaries would be assigned to and assumed by the Corporation by operation of law; WHEREAS, for federal income tax purposes, it is intended that the Mergers will qualify as a tax-free reorganization within the meaning of Section 332 of the Internal Revenue Code; and WHEREAS, the Board of Directors has determined that it is desirable and in the best interests of the Corporation and its stockholders to consummate the Mergers and in accordance with the terms and conditions set forth herein. NOW, THEREFORE, BE IT RESOLVED, that the Mergers be, and they hereby are, approved. RESOLVED, that the Corporation, as the sole shareholder of the Merging Subsidiaries, approves the Merger. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to take such action as necessary to carry the Mergers into effect and cancel the shares of outstanding capital stock of the Merging Subsidiaries. RESOLVED, that each officer of the Corporation acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver or file such other documents and to take such further actions, including without limitation the preparation, execution and filing of certificates of ownership or merger with the Delaware Secretary of State and the California Secretary of State, as such officer may deem necessary Or proper in order to consummate the Mergers, such necessity or propriety to be conclusively evidenced by such officer's execution, delivery or filing of such documents or taking of such actions. RESOLVED, that each officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver such documents and to take such actions as such officer may deem necessary or proper in order to obtain any required contractual consents to the Mergers from third parties, such necessity or propriety to be conclusively evidenced by such officer's execution or delivery of such documents or taking of such actions. THIRD: No other approvals of the Merger are required under California or Delaware law, [Remainder of page intentionally left blank.] IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Ownership on behalf of Willis Lease Finance Corporation. as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Ownership is the act and deed of such corporation and that the facts stated herein are true. DATED: December /4, 2005 Willis Lease Finance Corporation, a Delaware corpoypation By: Nant€’ Charles F. Willis Title: President /s/ Charles F. Willis, IV AMENDMENT NO. 1 TO CERTIFICATE OF DESIGNATIONS OF SERIES I JUNIOR PARTICIPATING PREFERRED STOCK (Par Value $0.01 Per Share) OF WILLIS LEASE FINANCE CORPORATION Pursuant to Section 151 of the General Corporation Law of the State of Delaware We, Charles F. Willis, IV, as Chief Executive Officer, and Thomas C. Nord, Esq., as Corporate Secretary of Willis Lease Finance Corporation, a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY: That pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, as amended, the Board of Directors, on September 27, 2005, adopted the following resolution (the "Board Resolution") redesignating its Series A Junior Participating Preferred Stock as Series I Junior Participating Preferred Stock (the "Preferred Stock"): . WHEREAS, Willis Lease Finance Corporation’s (the "Company") and American Stock Transfer and Trust Company (the "Rights Agent") entered into a Rights Agreement, dated as of September 24, 1999 (the "Rights Agreement"), as amended by the First Amendment to Rights Agreement by and between the Company and American Stock Transfer and Trust Company, dated as of November 30, 2000; WHEREAS, the Company intends to issue a new series of preferred stock to be offered to the public, which it intends to designate the "Series A Preferred Stock"; WHEREAS, it is deemed in the best interests of the Company to modify the terms of the Rights Agreement to change the name of the preferred stock issuable under the Rights Agreement from the "Series A Preferred Stock" to the "Series I Preferred Stock," as set forth in the Second Amendment to Rights Agreement (the "Second Amendment"), with such changes that Charles F. Willis

IV, Donald A. Nunemaker, Monica J. Burke or Thomas C. Nord (the "Authorized Officers") shall deem necessary. NOW, THEREFORE, BE IT RESOLVED, that the Second Amendment be, and hereby is, ratified and adopted in its entirety. RESOLVED FURTHER, that the Authorized Officers of the Company be, and each of them hereby is, authorized, empowered and directed to execute the Second Amendment on behalf of the Company and in its name. 2. No shares of Preferred Stock have been issued since the Preferred Stock was established on September 14, 1999, as set forth in the Company's Certificate of Designations, dated and filed with the Delaware Secretary of State on October 1, 1999 (the "Original Certificate of Designations"). 3. Pursuant to the Board Resolution, the Preferred Stock and Original Certificate of Designations is hereby amended as follows: a. The title is hereby amended to read in its entirety as follows: Certificate of Designations of Series I Junior Participating Preferred Stock (Par Value of $.01) of Willis Lease Finance Corporation b. The third paragraph of the recital in the Original Certificate of Designations is hereby amended to read in its entirety as follows: RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, the Board of Directors hereby designates 200,000 shares of the preferred stock, par value $.01 per share, of the Company as "Series I Junior Participating Preferred Stock" (the “Preferred Shares”), and the powers, designations, preferences and relative, participating, optional and other rights of the Preferred Shares and the qualifications, limitations and restrictions thereof, be, and they hereby are, as set forth below: Section 1 through Section 10 of the Original Certificate of Designations is hereby amended to replace in each instance the phrase “Series A Preferred Stock” with the phrase “Series I Preferred Stock.” IN WITNESS WHEREOF, Willis Lease Finance Corporation has authorized and caused this Certificate to be executed by its Chief Executive Officer and attested to by its Secretary, as of January 30, 2006. WILLIS LEASE FINANCE CORPORATION arles F. Willis, IV Chief Executive Officer Attest: By: omas C. Nord Secretary -3- /s/ Charles F. Willis, IV /s/ Thomas C. Nord WILLIS LEASE FINANCE CORPORATION CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RELATIVE RIGHTS AND LIMITATIONS OF SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK Willis Lease Finance Corporation (the “Company”), a corporation organized and existing under the Delaware General Corporation Law (the “Act”), hereby certifies that the following resolution was duly adopted by the Company’s Board of Directors as of September 27, 2005 pursuant to Section 151(g) of the Act and this Certificate of Designations, in its final form, was approved by a special Preferred Stock Transaction Committee of the Board of Directors on January 30, 2006: RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Section 151(g) of the Act, the Board of Directors of the Company hereby establishes and authorizes the issuance of up to 3,680,000 shares of the Company’s 9% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, and hereby fixes the designation and amount thereof and the voting rights, preferences and relative, participating, optional and other special rights of the shares of this Series, and the qualifications, limitations and restrictions thereof, in addition to those set forth in the Certificate of Incorporation as applicable to such shares, as follows: 1. Designation. The distinctive serial designation of this series shall be the “Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock’). 2. Number of Shares. The total number of shares of Series A Preferred Stock shall be 3,680,000. The number of shares of Series A Preferred Stock may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. 3. Dividends. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Company’s Board of Directors, out of funds of the Company legally available therefor, cash dividends at the rate of 9% per annum of the $10.00 per share liquidation preference of the Series A Preferred Stock. Such dividends shall accrue and be cumulative from the date of the original issue (each an “Original Issue Date”) and shall be payable monthly on the 15th day of each month (each, a “Dividend Payment Date”), and, in the case of any accrued but unpaid dividends, at such additional times, if any, as determined by the Company’s Board of Directors. The first Dividend Payment Date shall be more than 30 days after the first Original Issue Date and will occur on March 15, 2006. Ifa Dividend Payment Date is not a Business Day (as defined herein), then the dividend that would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on the Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from the Dividend Payment Date to such next succeeding Business Day. A “Business Day” shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York or San Francisco, California are authorized or required by law, regulation or executive order to close. The amount of any dividend payable on the Series A Preferred Stock for any full Dividend Period (as defined herein) or any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on March 15, 2006 will be for more than a full dividend period and will reflect dividends accumulated from the Original Issue Date through, and including March 15, 2006). A “Dividend Period” shall mean the period from the Original Issue Date to and including the first Dividend Payment Date, and each subsequent period from and excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable record date, which shall be the date designated by the Company’s Board of Directors as the record date for the payment of dividends that is not more than 30 nor less than 10 days prior to the applicable Dividend Payment Date (each a “Dividend Record Date”). (b) Dividends on the Series A Preferred Stock shall be cumulative and shall accrue whether or not (i) the Company has earnings, (ii) there are funds legally available for the payment of such dividends or (iii) such dividends are declared by the Company’s Board of Directors. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such Series A Preferred Stock that remains payable. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be cumulated and in arrears. (c) No dividends on the Series A Preferred Stock shall be declared by the Company’s Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness and any related waiver or amendment thereto, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment is restricted or prohibited by law. (d) Except as provided in Section 3(e) below, unless full cumulative dividends on the Series A Preferred Stock for all prior Dividend Periods and the then current Dividend Period shall have been or are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart by the Company for such payment, no dividends shall be declared by the Company’s Board of Directors or paid or set apart for payment by the Company, and no other distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of the Company’s common stock (the “Common Stock”) or shares of any other class or series of the Company’s capital stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of the Company’s capital stock ranking junior to the Series A Preferred Stock as to (i) dividends and (ii) upon liquidation) for any period, nor shall any shares of Common Stock, or any other shares of the Company’s capital stock ranking, as to dividends or upon liquidation, on a parity with, or junior to, the Series A Preferred Stock, be redeemed, purchased or otherwise acquired for any consideration (or any funds be paid to or made available for a sinking fund for the redemption or retirement, purchase or reduction of any such shares) by the Company (except by conversion into or exchange for other shares of capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon liquidation). (e) When dividends are not paid in full (or a sum sufficient for such full payment is not set apart by the Company) upon the Series A Preferred Stock and any other series of preferred stock issued by the Company ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any such other series of preferred stock issued by the Company ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata 50 that the amount of dividends declared per share of Series A Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends on such other series of preferred stock for prior dividend periods if such other series of preferred stock does not have a cumulative dividend) bear to each other. -2-

(f) All dividends paid with respect to shares of the Series A Preferred Stock shall be paid pro rata to the holders of such shares entitled thereto. Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of any class of capital stock (including the Series A Preferred Stock), in excess of the full cumulative dividends on the Series A Preferred Stock as provided herein. 4, Liquidation Preference. (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company (a “Liquidation”), the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders a liquidation preference of $10.00 per share, plus an amount equal to any accrued but unpaid dividends through and including the date of payment to the holders of shares of the Series A Preferred Stock (whether or not such dividends have been declared by the Company’s Board of Directors), before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Company ranking junior to the Series A Preferred Stock as to liquidation rights. In the event that, upon such Liquidation, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of the Company’s capital stock ranking on a parity with the Series A Preferred Stock in liquidation preference, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock ranking on a parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. (b) Written notice of any Liquidation, stating the payment date or dates and the place or places on and at which the amounts distributable as a result thereof shall be payable, shall be given by first class mail, postage paid, not less than 30 nor more than 60 days prior to the first payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holders as they appear on the stock transfer records of the Company. (c) After payment to the holders of the Series A Preferred Stock of the full liquidation amounts provided in this Section 4, the holders of the Series A Preferred Stock, as such, will have no right or claim to any of the remaining assets of the Company. (d) Neither the sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Company, nor the merger or consolidation of the Company with or into any other entity or the merger or consolidation of any other entity with or into the Company nor a statutory stock exchange by the Company if then permitted by the Act, shall be deemed to be a Liquidation for the purposes of this Section 4. 5. Redemption. (a) Optional Redemption. Shares of Series A Preferred Stock shall not be redeemable by the Company prior to February 15, 2011. On and after such date, the Company may, at its option, redeem on any Dividend Payment Date all or, from time to time, part of the Series A Preferred Stock at a price per share (the “Redemption Price”), payable in cash, of $10.00 per share, together with all accumulated but unpaid dividends, if any, to (but excluding) the date fixed for redemption (the “Redemption Date’), without interest, to the extent the Company has funds legally available therefor. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions. Nothing in this Section 5 (except for the last sentence of this Section 5{a) and Section -3- §(b)(iv)) shall prevent or restrict the Company from purchasing, from time to time before or after February 15, 2011, either at a public or private sale, all or part of the shares of Series A Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law. Notwithstanding the foregoing, no partial redemption shall be permitted where less than 20% of the original number of shares of Series A Preferred Stock issued (including pursuant to any future issuance) would remain outstanding after the redemption. (b) Procedures for Redemption. (i) Written notice of redemption shall be mailed by the Company, postage paid, not less than 30 nor more than 60 days prior to the Redemption Date, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holders as they appear on the Company’s stock transfer records. No failure to provide such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom the Company has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange or automated quotation system upon which the Series A Preferred Stock may be listed or admitted for quotation and trading, such notice shall state: (a) the Redemption Date; (b) the Redemption Price; (c) the number of shares of Series A Preferred Stock to be redeemed; (d) the place or places at which certificates for such shares of Series A Preferred Stock to be redeemed are to be surrendered for payment of the Redemption Price; and (e) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate on the Redemption Date. (ii) If notice has been mailed in accordance with Section 5(b)(i) above and provided further that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Company, separate and apart from its other funds, in trust with an independent bank or trust company that is, or whose parent or other affiliate is, a member of the FDIC having capital and surplus of not less than $500,000,000 (an “Eligible Trustee”), for the pro rata benefit of the holders of the shares of the Series A Preferred Stock so called for redemption, so as to be, and to continue to be available therefore, then from and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price), dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of the Series A Preferred Stock and all rights of the holders thereof, as such, (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares of Series A Preferred Stock shall be redeemed by the Company at the Redemption Price. In case fewer than all of the shares of Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series A Preferred Stock without cost to the holder(s) thereof. (iii) At its election, the Company, prior to a Redemption Date, may deposit the Redemption Price of the Series A Preferred Stock so called for redemption, in trust for the holders thereof with an Eligible Trustee, Any funds so deposited with an Eligible Trustee in connection with a redemption shall be irrevocably set aside by the Company except that: (A) the Company shall be entitled to receive from such Eligible Trustee the interest or other earnings, if any, earned on any funds so deposited in trust, and the holders of any shares of Series A Preferred Stock redeemed shall have no claim to such interest or other earnings; and (B) subject to applicable laws, any balance of funds so deposited by the Company and unclaimed by the holders of the shares of Series A Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid to the Company, together with any interest or other earnings earned thereon, and after such repayment, the holders of the shares of -~-4- Series A Preferred Stock entitled to the funds so repaid shall look only to the Company for payment, which shall be without interest or other earnings. (iv) Unless full cumulative dividends on all shares of Series A Preferred Stock have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set apart for payment for all prior Dividend Periods and the then current Dividend Period, no Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire, directly or indirectly, any shares of Series A Preferred Stock; provided, however, subject to the last sentence of Section 5(a), the foregoing restrictions on redemptions and purchases shall not prevent the acquisition of Series A Preferred Stock by the Company pursuant to an exchange offer made on the same terms to holders of all of the outstanding shares of Series A Preferred Stock for shares of Company capital stock ranking on a parity with or junior to the Series A Preferred Stock. (v) If fewer than all of the shares of Series A Preferred Stock outstanding are to be redeemed pursuant to this Section 5, the Company shall call for redemption shares of Preferred Stock pro rata among the holders, based on the number of shares of Preferred Stock held by each holder (with any necessary adjustments to avoid fractional shares), or by any other equitable method that the Company may determine to use. If fewer than all the shares of Series A Preferred Stock represented by any share certificate are to be so redeemed, the Company shall issue a new certificate for the shares not redeemed. (vi) All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 5 shall be retired and shall be restored to the status of authorized but unissued shares of Series A Preferred Stock. 6. Voting Rights. (a) Holders of the Series A Preferred Stock shall not have any voting rights, except as provided by applicable law and as set forth in this Section 6. (b) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for an aggregate of 18 or more Dividend Periods (consecutive or non-consecutive) and remain unpaid (a “Preferred Dividend Default”), the holders of such Series A Preferred Stock (voting separately as a class with all other series of preferred stock of the Company upon which like voting rights have been conferred or are exercisable) shall be entitled to vote for the election of a total of two additional directors of the Company (the “Preferred Directors”) at a special meeting called by the holders of record of at least ten percent (10%) of the Series A Preferred Stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the Company’s stockholders) and otherwise at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders until all dividends accumulated on such Series A Preferred Stock for the prior Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Company will be increased by two directors. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all other series of preferred stock of the Company upon which like voting rights have been conferred or are exercisable). (c) If and when all accumulated dividends and the dividends for the then current Dividend Period on the Series A Preferred Stock shall have been paid in full or a sum sufficient has been authorized -5- and set aside and deposited in trust with an Eligible Trustee for payment in full of all accrued and unpaid dividends, the holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every future Preferred Dividend Default) and, if all accumulated dividends and the dividends for the current Dividend Period have been paid in full, the term of office of each Preferred Director so elected shall terminate and the size of the Board of Directors shall be immediately decreased by two directors. Any Preferred Director may be removed at any time, with or without cause, by the vote of, the holders of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth in clause (b) above. (d) So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the Company or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock ranking senior in priority to the Series A Preferred Stock; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation, transfer or conveyance of substantially all of its assets, or otherwise (each such event specified in clauses (i) and (ii), an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in clause (ii) of this Section 6(d) above, so long as any shares of the Series A Preferred Stock remain outstanding or are converted into securities of the surviving entity, in each case with terms, including rights, preferences, privileges and voting or other powers that are substantially similar in all material respects to the shares of the Series A Preferred Stock, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting or other powers of holders of Series A Preferred Stock, and provided further that (A) the creation or issuance of any other class or series of capital stock of the Company or (B) any increase in the number of authorized shares of Series A Preferred Stock or any other class or series of capital stock of the Company, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and the holders of Series A Preferred Stock shall have no right to vote on any such increase, creation or issuance. (e) The foregoing voting provisions of this Section 6 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds, in cash, shall have been deposited in trust to effect such redemption. (f) On each matter submitted to a vote of the holders of the Series A Preferred Stock in accordance with this Section 6, or as otherwise required by law, each share of Series A Preferred Stock shall be entitled to one vote, except that when any other series of preferred stock of the Company shall have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and such other series shall have with respect to such matters, one vote per each $10.00 of stated liquidation preference. With respect to each share of Series A Preferred Stock, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder.

7. Conversion. The shares of Series A Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Company. 8, Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding-up of the Company, the Series A Preferred Stock shall rank senior to the Company’s Common Stock and to any other class or series of Company preferred stock other than any class or series of preferred stock, the terms of which specifically provide that such class or series of capital stock ranks on a parity with or, subject to the affirmative vote required by Section 6 above, senior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding-up of the Company. For purposes of this Section 8, debt securities of the Company that are convertible into or exchangeable for shares of capital stock of the Company or any other debt securities of the Company shall not constitute a class or series of capital stock of the Company. 9. Headings. The headings hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof. 10 Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Certificate of Incorporation or this Certificate of Designations are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Certificate of Incorporation and this Certificate of Designations that can be given effect without giving effect to the invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein or therein set forth shall be deemed dependent upon any other provision hereof or thereof unless so expressed herein or therein. Li. No Preemptive Rights. No holder of Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of Company capital stock (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of Company capital stock. IN WITNESS WHEREOF, Willis Lease Finance Corporation has authorized and caused this Certificate to be executed by its Chief Executive Officer and attested to by its Secretary, on January 30, 2006. WILLIS LEASE FINANCE CORPORATION Chief Executive Officer Attest: ny Thomas C. Nord Secretary -8- By: /s/ Charles F. Willis, IV Charles F. Willis, IV /s/ Thomas C. Nord CERTIFICATE OF OWNERSHIP AND MERGER MERGING WLFC-AC1], INC. INTO WILLIS LEASE FINANCE CORPORATION Willis Lease Finance Corporation, a corporation organized and existing in Delaware (the “Corporation’”), DOES HEREBY CERTIFY: FIRST: That this Corporation was incorporated on the March 12, 1998, pursuant to the General Corporation Law of the State of Delaware. SECOND: That the Corporation owns all of the outstanding shares of the stock of WLFC-ACI, Inc., a corporation incorporated on the March 12, 1999, pursuant to the General Corporation Law of the State of Delaware (“WLFC-AC1”). THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on March 24, 2006, determined to and did merge WLFC-AC1 with and into itself: WHEREAS, WLFC-ACI1, Inc. (the “Merging Subsidiary”), a Delaware corporation, is a wholly owned subsidiary of the Corporation; WHEREAS, it has been proposed that the ownership and operation of the Corporation and the Merging Subsidiary be consolidated; WHEREAS, to effect such consolidation, it has been proposed that the Merging Subsidiary be merged with and into the Corporation (the "Merger"), and pursuant to which: (i) effective on March 24, 2006 for accounting purposes only, the Merging Subsidiary would merge with and into the Corporation with the Corporation continuing its corporate existence as the surviving corporation of the Merger; (ii) the Merging Subsidiary would cease to exist; (iii) each outstanding share of capital stock of the Merging Subsidiary would be automatically canceled; (iv) all assets of the Merging Subsidiary would be transferred to and vested in the Corporation by operation of law; and (v) all debts and liabilities of the Merging Subsidiary would be assigned to and assumed by the Corporation by operation of law; WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization within the meaning of Section 332 of the Internal Revenue Code; and WHEREAS, the Board of Directors has determined that it is desirable and in the best interests of the Corporation and its stockholders to consummate the Merger and in accordance with the terms and conditions set forth herein. NOW, THEREFORE, BE IT RESOLVED. that the Merger be, and it hereby is, approved. RESOLVED, that the Corporation, as the sole shareholder of the Merging Subsidiary, approves the Merger. RESOLVED, that cach officer of the Corporation, acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to take such action as necessary to carry the Merger into effect and cancel the shares of outstanding capital stock of the Merging Subsidiary. RESOLVED, that each officer of the Corporation acting alone or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver or file such other documents and to take such further actions, including without limitation the preparation, execution and filing of Certificate of = Ownership or Merger with the Delaware Secretary of State and the California Secretary of State, as such officer may deem necessary or proper in order to consummate the Merger, such necessity or propriety to be conclusively evidenced by such officer's execution, delivery or filing of such documents or taking of such actions. RESOLVED, that each officer of the Corporation, acting alonc or in concert, is hereby authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and deliver such documents and to take such actions as such officer may deem necessary or proper in order to obtain any required contractual consents to the Merger irom third parties, such necessity or propriety to be conclusively evidenced by such officer's execution or delivery of such documents or taking of such actions. IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its Secretary on March 24, 2006. WILLIS LEASE FINANCE CORPORATION Thomas C. Nord Secretary /s/ Thomas C. Nord

AMENDMENT NO. 1 TO CERTIFICATE OF DESIGNATIONS OF SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK (Par Value $0.01 Per Share) OF WILLIS LEASE FINANCE CORPORATION Pursuant to Section 151 of the General Corporation Law of the State of Delaware We, Charles F. Willis, IV, as Chief Executive Officer, and Thomas C. Nord, Esq., as Corporate Secretary of Willis Lease Finance Corporation, a company organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY: I, That pursuant to the authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, as amended, the Board of Directors, on July 16, 2008, adopted the following resolution (the “Board Resolution”) reducing the number of authorized shares of Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Shares”) to 3,475,000: RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Section 151(g) of the Delaware General Corporation Law, the Board of Directors of the Company hereby decreases the number of authorized Series A Preferred Shares to 3,475,000. 2. 3,475,000 Series A Preferred Shares have been issued since the Series A Preferred Shares were established on September 27, 2005, as set forth in the Company’s Certificate of Designations, dated and filed with the Delaware Secretary of State on January 30, 2006 (the “Original Certificate of Designations”). 3. Pursuant to the Board Resolution, the Series A Preferred Shares and the Original Certificate of Designations is hereby amended as follows: a. Section 2 of the Original Certificate of Designations is hereby amended to replace “3,680,000” with “3,475,000”. {signatures on following page] IN WITNESS WHEREOF, Willis Lease Finance Corporation has authorized and caused this Certificate to be executed by its Chief Executive Officer and attested to by its Secretary, as of September 34, 2008. WILLIS LEASE FINANCE CORPORATION Charles F. Willis, IV Chief Executive Officer Attest: By: Thomas C. Nord Secretary /s/ Charles F. Willis, IV /s/ Thomas C. Nord MIN CERTIFICATE OF ELI ATION CERTIFICATE ELIMINATING SERIES I JUNIOR PARTICIPATING PREFERRED STOCK OF WILLIS LEASE FINANCE CORPORATION (pursuant to Section 151 of the Delaware General Corporation Law) We, Charles F. Willis, IV, as Chief Executive Officer, and Dean Poulakidas, as Corporate Secretary, of Willis Lease Finance Corporation, a Delaware corporation (the “Company’), in accordance with Section 103 of the Delaware General Corporation Law (the “Act”) of the State of Delaware, do hereby certify that: 1, Pursuant to authority conferred by the Company’s Certificate of Incorporation, as amended (including any Certificates of Designation thereto), upon the Company’s Board of Directors (the “Board’), the Board on October 7, 2016 adopted the following resolutions, which relate to the previously-authorized Series I Junior Participating Preferred Stock, par value $0.01 per share, of the Company (“Series I Preferred Stock”), having those voting powers, designations, preferences, rights and limitations as set forth in the Certificate of Designations of Series A Junior Participating Preferred Stock, filed on October 1, 1999, as amended by the Amendment No. | to Certificate of Designations of Series I Junior Participating Preferred Stock, filed on January 30, 2006, with the Secretary of State of the State of Delaware (the “Series A Designation”), with no shares of Series I Preferred Stock outstanding or to be issued: WHEREAS, none of the authorized shares of the Company’s Series I Junior Participating Preferred Stock (the “Series I Preferred Stock’) previously authorized pursuant to the Certificate of Designations of Series A Junior Participating Preferred Stock, filed on October 1, 1999, as amended by the Amendment No. | to Certificate of Designations of Series I Junior Participating Preferred Stock, filed on January 30, 2006, with the Secretary of State of the State of Delaware (the “Series I Designation”), are outstanding and no shares will be issued subject to the Series I Designation; and WHEREAS, it is desirable that all matters set forth in the Series I Designation be eliminated from the Company’s Certificate of Incorporation, as amended (including any Certificates of Designation thereto) (the “Certificate of Incorporation’). NOW THEREFORE BE IT RESOLVED, the Board has determined that no shares of Series I Preferred Stock are outstanding and none will be issued subject to the Series I Designation, and that it would be desirable and in the best interests of the Company and its stockholders to eliminate the Series I Preferred Stock. CERTIFICATE OF ELIMINATION RESOLVED FURTHER, that the Company be, and hereby is, authorized and directed to file with the Secretary of State of the State of Delaware a certificate containing these resolutions, with the effect under the Act of eliminating from the Certificate of Incorporation all matters set forth in the Series I Designation with respect to the Series I Preferred Stock, substantially in the form discussed with the Company’s Board of Directors; and the shares of Series I Preferred Stock shall resume their status as authorized but unissued shares of preferred stock of the Company, without designation as to preference. RESOLVED FURTHER, that each of the officers of the Company is authorized and directed, jointly and severally, for and on behalf of the Company, to execute and deliver any and all certificates, agreements, instruments and other documents, and to take any and all steps and do any and all things, including making any required payments, which he or she may deem necessary or advisable in order to effectuate the purposes of each and all of the foregoing resolutions, including applicable amendments to applicable documentation, whether if taken prior to, on or after the date hereof. 2. That in accordance with the provisions of Act, all references to the Series I Preferred Stock are to be hereby eliminated from the Certificate of Incorporation. 3. We declare under penalty of perjury that the matters set forth in this Certificate are true and correct to our own knowledge. [Signatures on following page] CERTIFICATE OF ELIMINATION 2

IN WITNESS WHEREOF, Willis Lease Finance Corporation has authorized and caused this Certificate to be executed by its Chief Executive Officer and attested to by its Corporate Secretary, on October 7, 2016. WILLIS LEASE FINANCE CORPORATION By: /s/ CHARLES F. WILLIS, IV Charles F. Willis, [V Chief Executive Officer Attest: By:/s/ DEAN M. POULAKIDAS Dean M. Poulakidas Corporate Secretary CERTIFICATE OF ELIMINATION 3 WILLIS LEASE FINANCE CORPORATION AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RELATIVE RIGHTS AND LIMITATIONS OF SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK Willis Lease Finance Corporation (the “Company”), a corporation organized and existing under the Delaware General Corporation Law (the “Ac?’), hereby certifies that the following resolutions were duly adopted by the Company’s Board of Directors (the “Board of Directors”) as of October 7, 2016 pursuant to Section 151(g) of the Act and this Amended and Restated Certificate of Designations (this “Certificate of Designations’), in its final form, was approved by the Board of Directors on October 7, 2016: RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Section 151(g) of the Act, the Board of Directors hereby determines that none of the authorized shares of the Company’s Series A Cumulative Redeemable Preferred Stock previously authorized pursuant to the Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock, filed on January 30, 2006, as amended by the Amendment No. | to Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock, filed on October 01, 2008 with the Secretary of State of the State of Delaware (the “2006 Series A Designation’), are outstanding and no shares will be issued subject to the 2006 Series A Designation. RESOLVED FURTHER, the Board hereby amends and restates the 2006 Series A Designation in its entirety to establish and authorize the issuance of up to 1,000,000 shares of the Company’s 6.5% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, and hereby fixes the designation and amount thereof and the voting rights, preferences and relative, participating, optional and other special rights of the shares of this series, and the qualifications, limitations and restrictions thereof, in addition to those set forth in the Certificate of Incorporation as applicable to such shares pursuant to the terms of this Certificate of Designations as follows: 1, Designation. The distinctive serial designation of this series shall be the “Series A Cumulative Redeemable Preferred Stock” (the “Series A Preferred Stock’). 2 Number of Shares. The total number of shares of the Series A Preferred Stock shall be 1,000,000. The number of shares of the Series A Preferred Stock may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors, subject to the Certificate of Incorporation, Section 151(g) of the Act, and the provisions of this Certificate of Designations. 3, Dividends. (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative cash dividends at the rate described in Section 3(b). To the extent declared by the Board of Directors, dividends will be payable quarterly on the 15th day of the first month of each calendar quarter in San Francisco, California, or if not a Business Day in San Francisco, California, the next succeeding Business Day in San Francisco, California, and in the case of any accrued but unpaid dividends, at such additional times, if any, as determined by the Board of Directors (each a “Dividend Payment Date’); provided, however, that the first Dividend Payment Date will be January 16, 2017, in San Francisco, California. A “Business Day” shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York, San Francisco, California or Tokyo, Japan are authorized or required by law, regulation or executive order to close. It is expected that the Board of Directors will declare any dividends by the end of the month prior to the month in which such dividends are to be paid. No less than five (5) Business Days before each Dividend Payment Date, the Company shall notify the holders of the Series A Preferred Stock of such Dividend Payment Date and the amount of the dividend payment. Dividends will accrue and be cumulative from and including the date of issuance of the Series A Preferred Stock (the “Original Issue Date”). However, the Board of Directors will not be required to declare dividends, and the holders of the Series A Preferred Stock will not be entitled to require payment of any such dividend. (b) From and after the date of the issuance of any shares of the Series A Preferred Stock, dividends at the rate per annum of 6.5% on the sum of the Liquidation Value (defined below) shall accrue on a daily basis in arrears on such shares of the Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock), and to the extent dividends are not paid on the 15" day of the first month of each calendar quarter in San Francisco, California, all accrued and unpaid dividends on any shares of the Series A Preferred Stock shall accumulate and compound at 6.5% per annum on the 15" day of every October (starting in 2017) in San Francisco, California, whether or not declared by the Board of Directors, and shall remain accumulated, compounding dividends until paid pursuant to this Certificate of Designations. The amount of any dividend payable on the Series A Preferred Stock for any full Dividend Period (as defined herein) or any partial Dividend Period shall be prorated and computed on the basis of a 365-day year (it being understood that the dividend payable on January 16, 2017 may be for more or less than a full Dividend Period and will reflect dividends accumulated from the Original Issue Date through, and including, January 16, 2017). A “Dividend Period’ shall mean the period from and including the Original Issue Date to and including the first Dividend Payment Date, and each subsequent period from and excluding the previous Dividend Payment Date to and including the relevant Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable record date, which shall be the date designated by the Board of Directors as the record date for the payment of dividends that is not more than thirty (30) nor less than ten (10) days prior to the applicable Dividend Payment Date (each a “Dividend Record Date’), (c) Dividends on the Series A Preferred Stock shall be cumulative and shall accrue whether or not (i) the Company has earnings, (11) there are funds legally available for the payment of such dividends or (411) such dividends are declared by the Board of Directors. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such Series A Preferred Stock that remain payable. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be cumulated and in arrears. (d) No dividends on the Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness and any related waiver or amendment thereto, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment is restricted or prohibited by law. (e) Except as provided in Section 3(f) below, unless all accrued and accumulated dividends on the Series A Preferred Stock for all prior Dividend Periods and the then-current Dividend Period shall have been or are (i) declared and paid in cash or (11) declared and a sum sufficient for the payment thereof in cash is set apart by the Company for such payment and is deposited in trust with an independent bank or trust company that is, or whose parent or other affiliate is, a member of the Federal Deposit Insurance Corporation having capital and surplus of not less than $500,000,000 (an “Eligible Trustee’), (A) no dividends shall be declared by the Board of Directors or paid or set apart for payment by the Company on any of the Company’s capital stock for any Dividend Period, (B) no distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of the Company’s common stock (the “Common Stock’) or shares of any other class or series of the Company’s capital stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of the Company’s capital stock ranking junior to the Series A Preferred Stock as to (i) dividends and (ii) upon a Liquidation (defined below)) for any Dividend Period, and (C) no shares of Common Stock, or any other shares of the Company’s capital stock ranking, as to dividends or upon a Liquidation, on a parity with, or junior to, the Series A Preferred Stock, may be redeemed, purchased or otherwise acquired for any consideration (or any funds be paid to or made available for a sinking fund for the redemption or retirement, purchase or reduction of any such shares) by the Company (except by conversion into or exchange for other shares of capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon a Liquidation) for any Dividend Period. (f) When dividends are not paid in full upon the Series A Preferred Stock or any other series of preferred stock issued by the Company ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock or any such other series of preferred stock issued by the Company ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of the Series A Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends on such other series of preferred stock for prior dividend periods if such other series of preferred stock does not have a cumulative dividend) bear to each other. (g) All dividends paid with respect to shares of the Series A Preferred Stock shall be paid pro rata to the holders of such shares entitled thereto. Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of any class of capital stock (including the Series A Preferred Stock), in excess of the full cumulative dividends on the Series A Preferred Stock as provided herein. 4. Liquidation Preference. (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company (a “Liquidation”), the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders an amount in cash equal to a liquidation preference of $20.00 per share of the Series A Preferred Stock, plus all accrued and unpaid dividends (whether or not declared) compounding at 6.5% per annum up to and including the date of payment of such amount (the “Liguidation Value’), after payment of all the Company’s indebtedness and other obligations ranking senior under Delaware law, and before any distributions or payments are made to the holders of the Common Stock and any other equity securities ranking junior to the Series A Preferred Stock. In the event that, upon a Liquidation, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of the Company’s capital stock ranking on a parity with the Series A Preferred Stock in liquidation preference to which they would otherwise be respectively entitled, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock ranking on a parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation if all amounts payable on or with respect to the shares of the Series A Preferred Stock were paid in full, and the Company shall not make or agree to make any payments to the holders of any equity securities ranking junior to the Series A Preferred Stock. (b) In the event of a Liquidation, the Company shall, within ten (10) days after the date the Board of Directors approves such action, or no later than twenty (20) days after any stockholders' meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each record holder of the Series A Preferred Stock written notice of the proposed action by first class mail, postage paid, at the respective addresses of such holders as they appear on the stock transfer records of the Company. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the cash to be received by the holders of the Series A Preferred Stock upon consummation of the proposed action and the payment date or dates and the place or places on and at which the amounts distributable as a result thereof shall be payable. If any material change in the facts set forth in the initial notice shall occur, the Company shall promptly give written notice to each record holder of the Series A Preferred Stock of such material change. (c) After payment to the holders of the Series A Preferred Stock of the full liquidation amounts provided in this Section 4, the holders of the Series A Preferred Stock, as such, will have no right or claim to any of the remaining assets of the Company. (d) ‘Neither the sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Company, nor the merger or consolidation of the Company with or into any other entity or the merger or consolidation of any other entity with or into the Company nor a statutory stock exchange by the Company if then permitted by the Act, shall be deemed to be a Liquidation for the purposes of this Section 4. 5. Redemption, (a) Mandatory Redemption. The Series A Preferred Stock has no stated maturity date; provided, however, that, subject to Section 5(b), the holders of at least two- thirds (2/3) of the Series A Preferred Stock (a “Required Majority’) shall have the option to require the Company to redeem all or any portion of the Series A Preferred Stock (a “Mandatory Redemption’) for cash at the Liquidation Value (the “Redemption Price”) on ninety (90) days’ advance written notice delivered to the Company in accordance with Section 5(f)(1) upon the occurrence of any of the following events (each such event, a “Mandatory Redemption Event’): (i) October 17, 2023 (i.e., the seventh anniversary of the Original Issue Date); (ii) amaterial breach by the Company of the Series A Preferred Stock Purchase Agreement dated as of October 11, 2016 (the “Stock Purchase Agreement”) that is uncured on the date a Required Majority votes in favor of Mandatory Redemption, including breaches of representations and warranties contained in the Stock Purchase Agreement made on the Original Issue Date; (iii) Charles Willis TV and CFW Partners, L.P. (viewed collectively, as a single stockholder) cease to be the largest single stockholder (except as a result of a share transfer conducted between the Company’s board members or executive management team); (iv) if the Company’s “surplus”, as defined by Section 154 of the Act and determined in accordance with United States Generally Accepted Accounting Principles then in effect (“Surplus”), measured as of (w) the end of each of the Company’s fiscal years, (x) the end of each six(6)-month period following the end of any fiscal year, (y) after payment of any dividend, or (z) the end of each calendar quarter after any repurchase or redemption by the Company of any capital stock, is less than the Liquidation Value; (v) the Company (either individually or on a consolidated basis with its subsidiaries) incurs an operating loss or ordinary loss for two (2) consecutive fiscal years; (vi) the Company undergoes a consolidation, merger, or sale of stock (other than between the Company’s board members or management team) and the stockholders of the Company immediately prior to such transaction hold (beneficially) less than fifty percent (50%) of the issued and outstanding stock of the Company after giving effect to such transaction; and (vii) the Company assigns, sells or otherwise disposes of all or substantially all of its assets. (b) Surplus Requirement. Notwithstanding Section 5(a), the number of shares of the Series A Preferred Stock that may be redeemed shall be limited to the Company’s available Surplus. (c) Redemption Date. Subject to Section 5(a), the Series A Preferred Stock will remain outstanding indefinitely, unless the Company decides to redeem them in accordance with this Certificate of Designations, or they are otherwise cancelled or exchanged. A Mandatory Redemption Event will be subject to limitations on redemptions under applicable Delaware corporate law, but shall otherwise be mandatory and not require approval of the Board of Directors. (d) Noticed Redemption by Company. The Company may, at the Company’s option with ninety (90) days’ advance written notice delivered to the holders of the Series A Preferred Stock, redeem the Series A Preferred Stock, in whole, at any time and from time to time, on any Dividend Payment Date for cash at a price equal to the Redemption Price. (e) Nothing in this Section 5 (except for the last clause of Section 5((i1)) shall prevent or restrict the Company from purchasing, from time to time, either at a public or private sale, all or part of the shares of the Series A Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law. (f) Procedures for Redemption. (1) Written election of a Mandatory Redemption by a Required Majority (a “Redemption Election”) may be mailed to the Company, postage paid, upon the occurrence of a Mandatory Redemption Event. Any Mandatory Redemption shall occur no more than 90 days following receipt by the Company of a Redemption Election. Promptly following receipt of a Redemption Election, but in no event more than ten (10) days, the Company shall send written notice (a “Redemption Notice’) of its receipt of the Redemption Election to each holder of record of the Series A Preferred Stock. In addition to any information required by law or by the applicable rules of any exchange or automated quotation system upon which the Series A Preferred Stock may be listed or admitted for quotation and trading, a Redemption Notice shall state: (A) the date of the closing of the redemption, which, pursuant to this Section 5(f)(i), shall be no later than 90 days following receipt by the Company of the Redemption Election (the applicable date, the “Redemption Date’); (B) the Redemption Price; (C) the number of shares of the Series A Preferred Stock to be redeemed; (D) the manner and place or places at which certificates for such shares of the Series A Preferred Stock to be redeemed are to be surrendered for payment of the Redemption Price; and (E) that dividends on the shares of the Series A Preferred Stock to be redeemed will cease to accumulate on the applicable Redemption Date. Any redemption by the Company pursuant to Section 5(d) shall require, in addition to ninety (90) days’ advance written notice, a notice to each record holder of shares of the Series A Preferred Stock at the respective addresses of such holders as they appear on the Company’s stock transfer records stating the information listed in (A) through (E) above. (i) From and after the applicable Redemption Date (unless the Company defaults in the payment of the Redemption Price), dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of the Series A Preferred Stock and all rights of the holders thereof, as such, (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with a Redemption Notice, of the certificates for any shares of the Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), or in the event the certificates are lost, stolen or missing, upon delivery of an affidavit of loss, such shares of the Series A Preferred Stock shall be redeemed by the Company at the Redemption Price by wire transfer to the holder of record of such certificate. In case fewer than all of the shares of the Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of the Series A Preferred Stock without cost to the holder(s) thereof. (iii) Unless full cumulative dividends on all shares of the Series A Preferred Stock have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set aside for payment for all prior Dividend Periods and the then-current Dividend Period and deposited in trust with an Eligible Trustee, no Series A Preferred Stock shall be redeemed by the Company pursuant to Section 5(d) unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire, directly or indirectly, any shares of the Series A Preferred Stock; provided, however, the foregoing restrictions on redemptions and purchases shall not prevent the acquisition of the Series A Preferred Stock by the Company pursuant to an exchange offer made on the same terms to holders of all of the outstanding shares of the Series A Preferred Stock for shares of Company capital stock ranking on a parity with or junior to the Series A Preferred Stock.

(iv) Ifon any Redemption Date the Company’s Surplus is less than the amount necessary to pay the full Redemption Price for the total number of shares of the Series A Preferred Stock to be redeemed pursuant to this Section 5, the Company shall (A) take all appropriate action reasonably within its means to maximize its Surplus available for paying the Redemption Price, (B) first use any such Surplus to pay all accrued and unpaid dividends and then to call for redemption the maximum possible number of shares of the Series A Preferred Stock that it can redeem on such Redemption Date out of all such Surplus available therefor on such date, pro rata among the holders of the Series A Preferred Stock, based on the number of shares of the Series A Preferred Stock held by each holder (with any necessary adjustments to avoid fractional shares), or by any other equitable method that the Company may determine to use, and (C) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become legally available to redeem the remaining the Series A Preferred Stock, the Company shall promptly notify the holders of the Series A Preferred Stock and such holders may then mail a Redemption Election to the Company. If fewer than all the shares of the Series A Preferred Stock represented by any share certificate are to be so redeemed, the Company shall issue a new certificate for the shares not redeemed without cost to the holder(s) thereof. (v) All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 5 shall be retired and shall be restored to the status of authorized but unissued shares of the Series A Preferred Stock. (zg) Irrevocable Redemption Right. In the event of a Mandatory Redemption Event, a Required Majority shall have an irrevocable option, at any time and from time to time, to require the Company to redeem all or any portion of the Series A Preferred Stock pursuant to this Section 5 until all of the Series A Preferred Stock are redeemed. 6. Voting Rights. (a) Holders of the Series A Preferred Stock shall not have any voting rights, except as provided by applicable law and as set forth in this Section 6. (b) Whenever dividends on any shares of the Series A Preferred Stock are in arrears for an aggregate of six (6) or more Dividend Periods (whether consecutive or non- consecutive) and remain unpaid (a “Preferred Dividend Default’), the holders of the Series A Preferred Stock (voting separately as a class with all other holders of the Series A Preferred Stock and holders of all other series of the Company’s preferred stock upon which like voting rights have been conferred) will be entitled to elect by majority vote a total of two (2) additional directors of the Company (the “Preferred Directors’) to serve on the Board of Directors (which, without the consent of a Required Majority, will not exceed seven (7) directors in total) until all unpaid dividends on the Series A Preferred Stock have been paid. (c) Election of directors that are authorized pursuant to Section 6(b) shall be conducted at a special meeting called by the holders of record of at least twenty-five percent (25%) of the Series A Preferred Stock (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of the Company’s stockholders) and otherwise at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders until all dividends accumulated on such Series A Preferred Stock for the prior Dividend Periods and the then-current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment and deposited in trust with an Eligible Trustee. In such case, the entire Board of Directors of the Company will be increased by two (2) directors. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all other series of preferred stock of the Company upon which like voting rights have been conferred or are exercisable). (d) If and when all accumulated dividends and the dividends for the then- current Dividend Period on the Series A Preferred Stock shall have been paid in full or a sum sufficient has been authorized and set aside and deposited in trust with an Eligible Trustee for payment in full of all accrued and unpaid dividends, the holders of shares of the Series A Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every future Preferred Dividend Default) and, if all accumulated dividends and the dividends for the then-current Dividend Period have been paid in full, the term of office of each Preferred Director so elected shall terminate and the size of the Board of Directors shall be immediately decreased by two (2) directors. Any Preferred Director may be removed at any time, with or without cause, by the vote of, the holders of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth in clause (b) above. (e) Subject to Section 13, changes to the terms of the Series A Preferred Stock (other than non-substantive clarifications), shall be effective only upon vote of the Board of Directors and the affirmative vote of at least a Required Majority. (f) So long as any shares of the Series A Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of a Required Majority, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any other class or series of shares of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon a Liquidation or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock ranking senior in priority to the Series A Preferred Stock; (ii) except for Permitted Securities, authorize or create, or increase the authorized or issued amount of, any other class or series of shares of capital stock that ranks pari passu to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon a Liquidation or reclassify any authorized shares of capital stock of the Company into such capital stock; (iii) authorize or create, or increase the authorized or issued amount of, any additional shares of the Series A Preferred Stock; or (iv) amend, alter or repeal the provisions of the Certificate of Incorporation, this Certificate of Designations, the by- laws of the Company or any other document similar to the foregoing, whether by merger, consolidation, transfer or conveyance of substantially all of its assets, or otherwise so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof (each such event specified in clauses (i), (11), (411) and (iv), an “Event”); provided, however, with respect to the occurrence of any of the Events set forth in clause (iv) of this Section 6(f) above, so long as any shares of the Series A Preferred Stock remain outstanding or are converted into securities of the surviving entity, in each case with terms, including rights, preferences, privileges and voting or other powers that are substantially similar in all material respects to the shares of the Series A Preferred Stock, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting or other powers of holders of the Series A Preferred Stock; provided, further that (A) the creation or issuance of any other class or series of capital stock of the Company ranking junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon a Liquidation, and (B) the creation or issuance of indebtedness or debt securities, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and the holders of the Series A Preferred Stock shall have no right to vote on any such increase, creation or issuance, but the Company shall notify the holders of the Series A Preferred Stock when Permitted Securities have been issued. “Permitted Securities” shall mean equity securities of one or more classes that (i) rank pari passu to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon a Liquidation, (ii) have an aggregate Liquidation Value at the time of calculation (but excluding accrued and unpaid dividends) less than or equal to Fifty-Five Million Dollars ($55,000,000) and (iii) have a maximum per annum dividend rate of fifteen percent (15%). No consent of the holders of the Series A Preferred Stock shall be required for the issuance of Permitted Securities. (g) On each matter submitted to a vote of the holders of the Series A Preferred Stock in accordance with this Section 6, or as otherwise required by law, each share of the Series A Preferred Stock shall be entitled to one (1) vote, except that when any other series of preferred stock of the Company shall have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and such other series shall have with respect to such matters, one vote per each $20.00 of Liquidation Value. With respect to each share of the Series A Preferred Stock, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder. 7, Restrictions on Transfer. The Series A Preferred Stock shall be issued for long- term investment purposes only. The holders of the Series A Preferred Stock may not transfer all or any part of the Series A Preferred Stock; provided, however, that such holders may assign part or all of the Series A Preferred Stock with the consent of the Company or after ninety (90) days after any Mandatory Redemption Event under Section 5(a) shall have occurred. 10 8. Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of a Liquidation, the Series A Preferred Stock shall rank: (i) pari passu to Permitted Securities; and (ii) senior to the Common Stock and to any other class or series of Company’s preferred stock outstanding from time to time other than Permitted Securities and to any other of the Company’s equity securities that the Company may issue in the future that by their terms rank junior to the Series A Preferred Stock. For purposes of this Section 8, debt securities of the Company that are convertible into or exchangeable for shares of capital stock of the Company or any other debt securities of the Company shall not constitute a class or series of capital stock of the Company until such time as they are converted into capital stock. 9. Headings. The headings hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof. 10. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Certificate of Incorporation or this Certificate of Designations are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Certificate of Incorporation and this Certificate of Designations that can be given effect without giving effect to the invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein or therein set forth shall be deemed dependent upon any other provision hereof or thereof unless so expressed herein or therein. 11. No Preemptive Rights. No holder of the Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of Company capital stock (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of Company capital stock. 12. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day of the recipient if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage paid. Such communications must be sent (a) to the Company, at its principal executive offices and (b) to any holder of the Series A Preferred Stock, at such holder's address at it appears in the stock transfer records of the Company (or at such other address as shall be specified in a notice given in accordance with this Section 12). 13. Amendment; Waiver. No provision of this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Company and a 11

Required Majority, and any such written amendment, modification or waiver shall be binding on the Company and each holder of the Series A Preferred Stock. No amendment, modification or waiver of the terms or relative priorities of the Series A Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Company with another company or entity unless the Company has obtained the prior written consent of a Required Majority in accordance with this Section 13. IN WITNESS WHEREOF, Willis Lease Finance Corporation has authorized and caused this Certificate of Designations to be executed by its Chief Executive Officer and attested to by its Corporate Secretary, as of this 13th day of October, 2016. WILLIS LEASE FINANCE CORPORATION By: /s/ CHARLES F. WILLIS, IV Chief Executive Officer Attest: By:/s/ DEAN M. POULAKIDAS Corporate Secretary 12 WILLIS LEASE FINANCE CORPORATION SECOND AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RELATIVE RIGHTS AND LIMITATIONS OF SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK Willis Lease Finance Corporation (the “Company’), a corporation organized and existing under the Delaware General Corporation Law (the “Ac?’), hereby certifies that the following resolutions were duly adopted by the Company’s Board of Directors (the “Board of Directors’) as of September 15, 2017 pursuant to Section 151(g) of the Act and this Second Amended and Restated Certificate of Designations (this “Certificate of Designations”), in its final form, was approved by the Board of Directors on September 15, 2017: RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Section 151(g) of the Act, the Board of Directors amended and restated the Company’s Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock, and pursuant to an Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock, filed on October 14, 2016 with the Secretary of State of the State of Delaware (the “2016 Series A Designation”), the Company has issued 1,000,000 shares of Company’s 6.5% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share. RESOLVED FURTHER, that this amendment and restatement of the 2016 Series A Designation as set forth in this Certificate of Designations has been approved by the holders of all shares of the Series A Cumulative Redeemable Preferred Stock issued pursuant to the 2016 Series A Designation. RESOLVED FURTHER, the Board hereby amends and restates the 2016 Series A Designation in its entirety to establish and authorize the issuance of up to 1,500,000 shares of the Company’s 6.5% Series A-2 Cumulative Redeemable Preferred Stock, $0.01 par value per share, and hereby fixes the designation and amount thereof and the voting rights, preferences and relative, participating, optional and other special rights of the shares of this series, and the qualifications, limitations and restrictions thereof, in addition to those set forth in the Certificate of Incorporation as applicable to such shares pursuant to the terms of this Certificate of Designations as follows: ly Designations. The distinctive serial designation of the 1,000,000 shares of preferred stock issued on October 14, 2016 shall be the “Series A-] Cumulative Redeemable Preferred Stock” and the distinctive serial designation of the incremental 1,500,000 shares of preferred stock issued pursuant to this Certificate of Designations shall be the “Series A-2 Cumulative Redeemable Preferred Stock.” The Series A-1 Cumulative Redeemable Preferred Stock and the Series A-2 Cumulative Redeemable Preferred Stock shall collectively be referred to as the “Series A Preferred Stock’. 2. Number of Shares. The total number of shares of the Series A-1 Preferred Stock shall be 1,000,000 and the total number of shares of Series A-2 Cumulative Redeemable Preferred Stock shall be 1,500,000.The number of shares of the Series A Preferred Stock may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors, subject to the Certificate of Incorporation, Section 151(g) of the Act, and the provisions of this Certificate of Designations. 3. Dividends. (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative cash dividends at the rate described in Section 3(b). To the extent declared by the Board of Directors, dividends will be payable quarterly on the 15th day of the first month of each calendar quarter in San Francisco, California, or if not a Business Day in San Francisco, California, the next succeeding Business Day in San Francisco, California, and in the case of any accrued but unpaid dividends, at such additional times, if any, as determined by the Board of Directors (each a “Dividend Payment Date’); provided, however, that the first Dividend Payment Date for the Series A-1 Cumulative Redeemable Preferred Stock was January 16, 2017, in San Francisco, California, and the first Dividend Payment Date for the Series A-2 Cumulative Redeemable Preferred Stock will be January 15, 2018. A “Business Day” shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York, San Francisco, California or Tokyo, Japan are authorized or required by law, regulation or executive order to close. It is expected that the Board of Directors will declare any dividends by the end of the month prior to the month in which such dividends are to be paid. No less than five (5) Business Days before each Dividend Payment Date, the Company shall notify the holders of the Series A Preferred Stock of such Dividend Payment Date and the amount of the dividend payment for each of the Series A-1 Cumulative Redeemable Preferred Stock and the Series A-2 Cumulative Redeemable Preferred Stock. Dividends on the Series A-1 Cumulative Redeemable Preferred Stock will accrue and be cumulative from and including the date of issuance of the Series A-1 Preferred Stock (the “Series A-/ Original Issue Date’) and Dividends on the Series A-2 Cumulative Redeemable Preferred Stock will accrue and be cumulative from and including the date of issuance of the Series A-2 Preferred Stock (the “Series A-2 Original Issue Date”). The term “Original Issue Date” when used with respect to the Series A-1 Cumulative Redeemable Preferred stock shall mean the Series A-1 Original Issue Date, and when used with respect to the Series A-2 Cumulative Redeemable Preferred Stock shall mean the Series A-2 Original Issue Date. However, the Board of Directors will not be required to declare dividends, and the holders of the Series A Preferred Stock will not be entitled to require payment of any such dividend. (b) From and after the date of the issuance of any shares of the Series A Preferred Stock, dividends at the rate per annum of 6.5% on the sum of the Liquidation Value (defined below) shall accrue on a daily basis in arrears on such shares of the Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock), and to the extent dividends are not paid on the 15" day of the first month of each calendar quarter in San Francisco, California (or if such day is not a Business Day, on the next succeeding Business Day), all accrued and unpaid dividends on any shares of the Series A Preferred Stock shall accumulate and compound at 6.5% per annum on the 15" day of every October (starting in 2017) or if such day is not a Business Day, on the next succeeding Business Day), in San Francisco, California, whether or not declared by the Board of Directors, and shall remain accumulated, compounding dividends until paid pursuant to this Certificate of Designations. The amount of any dividend payable on the Series A Preferred Stock for any full Dividend Period (as defined herein) or any partial Dividend Period shall be prorated and computed on the basis of a 365-day year (it being understood that the dividend paid to the holders of the Series A-1 Cumulative Redeemable Preferred Stock on January 16, 2017 and payable to the holders of the Series A-2 Cumulative Redeemable Preferred Stock on January 15, 2018 may be for more or less than a full Dividend Period and will reflect dividends accumulated from the Original Issue Date through, and including, January 16, 2017 (in the case of the Series A-1 Cumulative Redeemable Preferred Stock) and January 15, 2018 (in the case of the Series A-2 Cumulative Redeemable Preferred Stock). A “Dividend Period’ shall mean the period from and including the Original Issue Date to and including the first Dividend Payment Date, and each subsequent period from and excluding the previous Dividend Payment Date to and including the relevant Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable record date, which shall be the date designated by the Board of Directors as the record date for the payment of dividends that is not more than thirty (30) nor less than ten (10) days prior to the applicable Dividend Payment Date (each a “Dividend Record Date’). (c) Dividends on the Series A Preferred Stock shall be cumulative and shall accrue whether or not (i) the Company has earnings, (11) there are funds legally available for the payment of such dividends or (iii) such dividends are declared by the Board of Directors. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such Series A Preferred Stock that remain payable. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be cumulated and in arrears. (d) No dividends on the Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness and any related waiver or amendment thereto, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment is restricted or prohibited by law. (e) Except as provided in Section 3(f) below, unless all accrued and accumulated dividends on the Series A Preferred Stock for all prior Dividend Periods and the then-current Dividend Period shall have been or are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart by the

Company for such payment and is deposited in trust with an independent bank or trust company that is, or whose parent or other affiliate is, a member of the Federal Deposit Insurance Corporation having capital and surplus of not less than $500,000,000 (an “Eligible Trustee”), (A) no dividends shall be declared by the Board of Directors or paid or set apart for payment by the Company on any of the Company’s capital stock for any Dividend Period, (B) no distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of the Company’s common stock (the “Common Stock”) or shares of any other class or series of the Company’s capital stock ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of the Company’s capital stock ranking junior to the Series A Preferred Stock as to (i) dividends and (41) upon a Liquidation (defined below)) for any Dividend Period, and (C) no shares of Common Stock, or any other shares of the Company’s capital stock ranking, as to dividends or upon a Liquidation, on a parity with, or junior to, the Series A Preferred Stock, may be redeemed, purchased or otherwise acquired for any consideration (or any funds be paid to or made available for a sinking fund for the redemption or retirement, purchase or reduction of any such shares) by the Company (except by conversion into or exchange for other shares of capital stock of the Company ranking junior to the Series A Preferred Stock as to dividends and upon a Liquidation) for any Dividend Period. (f) When dividends are not paid in full upon the Series A Preferred Stock or any other series of preferred stock issued by the Company ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock or any such other series of preferred stock issued by the Company ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of the Series A Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends on such other series of preferred stock for prior dividend periods if such other series of preferred stock does not have a cumulative dividend) bear to each other. (g) Dividends with respect to the Series A-1 Cumulative Redeemable Preferred Stock and with respect to the Series A-2 Cumulative Redeemable Preferred Stock shall be of equal priority. All dividends paid with respect to shares of the Series A Preferred Stock shall be paid pro rata to the holders of such shares entitled thereto. Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of any class of capital stock (including the Series A Preferred Stock), in excess of the full cumulative dividends on the Series A Preferred Stock as provided herein. 4. Liquidation Preference. (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company (a “Liguidation”), the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders an amount in cash equal to a liquidation preference of $20.00 per share of the Series A Preferred Stock, plus all accrued and unpaid dividends (whether or not declared) compounding at 6.5% per annum up to and including the date of payment of such amount (the “Liguidation Value”), after payment of all the Company’s indebtedness and other obligations ranking senior under Delaware law, and before any distributions or payments are made to the holders of the Common Stock and any other equity securities ranking junior to the Series A Preferred Stock. In the event that, upon a Liquidation, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of the Company’s capital stock ranking on a parity with the Series A Preferred Stock in liquidation preference to which they would otherwise be respectively entitled, then the holders of the Series A Preferred Stock and ail other such classes or series of capital stock ranking on a parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation if all amounts payable on or with respect to the shares of the Series A Preferred Stock were paid in full, and the Company shall not make or agree to make any payments to the holders of any equity securities ranking junior to the Series A Preferred Stock. (b) In the event of a Liquidation, the Company shall, within ten (10) days after the date the Board of Directors approves such action, or no later than twenty (20) days after any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each record holder of the Series A Preferred Stock written notice of the proposed action by first class mail, postage paid, at the respective addresses of such holders as they appear on the stock transfer records of the Company. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the cash to be received by the holders of the Series A Preferred Stock upon consummation of the proposed action and the payment date or dates and the place or places on and at which the amounts distributable as a result thereof shall be payable. If any material change in the facts set forth in the initial notice shall occur, the Company shall promptly give written notice to each record holder of the Series A Preferred Stock of such material change. (c) After payment to the holders of the Series A Preferred Stock of the full liquidation amounts provided in this Section 4, the holders of the Series A Preferred Stock, as such, will have no right or claim to any of the remaining assets of the Company. (d) Neither the sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Company, nor the merger or consolidation of the Company with or into any other entity or the merger or consolidation of any other entity with or into the Company nor a statutory stock exchange by the Company if then permitted by the Act, shall be deemed to be a Liquidation for the purposes of this Section 4. 5. Redemption. (a) | Mandatory Redemption. The Series A Preferred Stock has no stated maturity date; provided, however, that, subject to Section 5(b), the holders of at least two- thirds (2/3) of each Series A-1 Cumulative Redeemable Preferred Stock or Series A-2 Cumulative Redeemable Preferred Stock (a “Required Majority’) shall have the option to require the Company to redeem all or any portion of such stock (a “Mandatory Redemption”) for cash at the Liquidation Value (the “Redemption Price”) on ninety (90) days’ advance written notice delivered to the Company in accordance with Section 5(f)(i) upon the occurrence of any of the following events (each such event, a “Mandatory Redemption Event’): (i) With respect to the Series A-1 Cumulative Redeemable Preferred Stock, on October 17, 2023 (i.e., the seventh anniversary of the Original Issue Date thereof); (ii) With respect to the Series A-2 Cumulative Redeemable Preferred Stock, on September 27, 2024 (i.e., the seventh anniversary of the Original Issue Date thereof); (iii) With respect to the Series A-1 Cumulative Redeemable Preferred Stock, a material breach by the Company of the Series A Preferred Stock Purchase Agreement dated as of October 11, 2016 (the “Series A-1 Stock Purchase Agreement’) that is uncured on the date a Required Majority votes in favor of Mandatory Redemption, including breaches of representations and warranties contained in the Stock Purchase Agreement made on the Original Issue Date; (iv) With respect to the Series A-2 Cumulative Redeemable Preferred Stock, a material breach by the Company of the Series A-2 Preferred Stock Purchase Agreement dated as of September 22, 2017 (the “Series A-2 Stock Purchase Agreement’) that is uncured on the date a Required Majority votes in favor of Mandatory Redemption, including breaches of representations and watranties contained in the Stock Purchase Agreement made on the Original Issue Date; (v) Charles Willis TV and CFW Partners, L.P. (viewed collectively, as a single stockholder) cease to be the largest single stockholder (except as a result of a share transfer conducted between the Company’s board members or executive management team); (vi) if the Company’s “surplus”, as defined by Section 154 of the Act and determined in accordance with United States Generally Accepted Accounting Principles then in effect (“Surplus”), measured as of (w) the end of each of the Company’s fiscal years, (x) the end of each six(6)-month period following the end of any fiscal year, (y) after payment of any dividend, or (z) the end of each calendar quarter after any repurchase or redemption by the Company of any capital stock, is less than the Liquidation Value; (vii) the Company (either individually or on a consolidated basis with its subsidiaries) incurs an operating loss or ordinary loss for two (2) consecutive fiscal years; (viii) the Company undergoes a consolidation, merger, or sale of stock (other than between the Company’s board members or management team) and the stockholders of the Company immediately prior to such transaction hold (beneficially) less than fifty percent (50%) of the issued and outstanding stock of the Company after giving effect to such transaction; and (ix) the Company assigns, sells or otherwise disposes of all or substantially all of its assets. (b) Surplus Requirement. Notwithstanding Section 5(a), the number of shares of the Series A Preferred Stock that may be redeemed shall be limited to the Company’s available Surplus. (c) Redemption Date. Subject to Section 5(a), the Series A Preferred Stock will remain outstanding indefinitely, unless the Company decides to redeem them in accordance with this Certificate of Designations, or they are otherwise cancelled or exchanged. A Mandatory Redemption Event will be subject to limitations on redemptions under applicable Delaware corporate law, but shall otherwise be mandatory and not require approval of the Board of Directors. (d) Noticed Redemption by Company. The Company may, at the Company’s option with ninety (90) days’ advance written notice delivered to the holders of the Series A-1| Cumulative Redeemable Preferred Stock, redeem the Series A-1 Cumulative Redeemable Preferred Stock, in whole, at any time and from time to time, on any Dividend Payment Date for cash at a price equal to the Redemption Price. The Company may, at the Company’s option with ninety (90) days’ advance written notice delivered to the holders of the Series A-2 Cumulative Redeemable Preferred Stock, redeem the Series A-2 Cumulative Redeemable Preferred Stock, in whole, at any time and from time to time, on any Dividend Payment Date for cash at a price equal to the Redemption Price. (e) Nothing in this Section 5 (except for the last clause of Section 5(f)(iii)) shall prevent or restrict the Company from purchasing, from time to time, either at a public or private sale, all or part of the shares of the Series A Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law. (f) Procedures for Redemption. (i) Written election of a Mandatory Redemption by a Required Majority (a “Redemption Election”) may be mailed to the Company, postage paid, upon the occurrence of a Mandatory Redemption Event. Any Mandatory Redemption shall occur no more than 90 days following receipt by the Company of a Redemption Election. Promptly following receipt of a Redemption Election, but in no event more than ten (10) days, the Company shall send written notice (a

“Redemption Notice”) of its receipt of the Redemption Election to each holder of record of: (i) the Series A-1 Cumulative Redeemable Preferred Stock (for a Mandatory Redemption of such stock); and (ii) the Series A-2 Cumulative Redeemable Preferred Stock (for a Mandatory Redemption of such stock). In addition to any information required by law or by the applicable rules of any exchange or automated quotation system upon which the Series A-1 Cumulative Redeemable Preferred Stock or the Series A-2 Cumulative Redeemable Preferred Stock may be listed or admitted for quotation and trading, a Redemption Notice shall state: (A) the date of the closing of the redemption, which, pursuant to this Section 5(f)(i), shall be no later than 90 days following receipt by the Company of the Redemption Election (the applicable date, the “Redemption Date”), (B) the Redemption Price; (C)the number of shares of the Series A-1 Cumulative Redeemable Preferred Stock or the Series A-2 Cumulative Redeemable Preferred Stock to be redeemed; (D) the manner and place or places at which certificates for such shares of the Series A Preferred Stock to be redeemed are to be surrendered for payment of the Redemption Price; and (E) that dividends on the shares of the Series A Preferred Stock to be redeemed will cease to accumulate on the applicable Redemption Date. Any redemption by the Company pursuant to Section 5(d) shall require, in addition to ninety (90) days’ advance written notice: (i) with respect to redemption of shares of the Series A-1 Cumulative Redeemable Preferred Stock, a notice to each record holder of shares of the Series A-1 Cumulative Redeemable Preferred Stock at the respective addresses of such holders as they appear on the Company’s stock transfer records stating the information listed in (A) through (E) above; and (ii) with respect to redemption of shares of the Series A-2 Cumulative Redeemable Preferred Stock, a notice to each record holder of shares of the Series A-2 Cumulative Redeemable Preferred Stock at the respective addresses of such holders as they appear on the Company’s stock transfer records stating the information listed in (A) through (E) above. (ii) From and after the applicable Redemption Date (unless the Company defaults in the payment of the Redemption Price), dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of the Series A Preferred Stock and all rights of the holders thereof, as such, (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with a Redemption Notice, of the certificates for any shares of the Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), or in the event the certificates are lost, stolen or missing, upon delivery of an affidavit of loss, such shares of the Series A Preferred Stock shall be redeemed by the Company at the Redemption Price by wire transfer to the holder of record of such certificate. In case fewer than all of the shares of the Series A Preferred Stock to be redeemed represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of the Series A Preferred Stock without cost to the holder(s) thereof. (iii) Unless full cumulative dividends on all shares of the Series A Preferred Stock have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set aside for payment for all prior Dividend Periods and the then-current Dividend Period and deposited in trust with an Eligible Trustee, no Series A Preferred Stock shall be redeemed by the Company pursuant to Section 5(d) unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire, directly or indirectly, any shares of the Series A Preferred Stock; provided, however, the foregoing restrictions on redemptions and purchases shall not prevent the acquisition of the Series A Preferred Stock by the Company pursuant to an exchange offer made on the same terms to holders of all of the outstanding shares of the Series A Preferred Stock for shares of Company capital stock ranking on a parity with or junior to the Series A Preferred Stock. (iv) Ifon any Redemption Date the Company’s Surplus is less than the amount necessary to pay the full Redemption Price for the total number of shares of the Series A Preferred Stock to be redeemed pursuant to this Section 5, the Company shall (A) take all appropriate action reasonably within its means to maximize its Surplus available for paying the Redemption Price, (B) first use any such Surplus to pay all accrued and unpaid dividends and then to call for redemption the maximum possible number of shares of the Series A Preferred Stock that it can redeem on such Redemption Date out of all such Surplus available therefor on such date, pro rata among the holders of the Series A Preferred Stock, based on the number of shares of the Series A Preferred Stock held by each holder (with any necessary adjustments to avoid fractional shares), or by any other equitable method that the Company may determine to use, and (C) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become legally available to redeem the remaining the Series A Preferred Stock, the Company shall promptly notify the holders of the Series A Preferred Stock and such holders may then mail a Redemption Election to the Company. If fewer than all the shares of the Series A Preferred Stock represented by any share certificate are to be so redeemed, the Company shall issue a new certificate for the shares not redeemed without cost to the holder(s) thereof. (v) All shares of the SeriesA Preferred Stock redeemed or repurchased pursuant to this Section 5 shall be retired and shall be restored: (i) with respect to redemptions of the Series A-1 Cumulative Redeemable Preferred Stock, to the status of authorized but unissued shares of the Series A-l Cumulative Redeemable Preferred Stock; and (ii) with respect to redemptions of the Series A-2 Cumulative Redeemable Preferred Stock, to the status of authorized but unissued shares of the Series A-2 Cumulative Redeemable Preferred Stock. (g) Irrevocable Redemption Right. In the event of: () a Mandatory Redemption Event pursuant to Sections 5(a)(i), 5(a)(i1i) or 5(a)(v) through S(a)(ix) , a Required Majority shall have an irrevocable option, at any time and from time to time, to require the Company to redeem all or any portion of the Series A-1 Cumulative Redeemable Preferred Stock pursuant to this Section 5S until all of the Series A-1 Cumulative Redeemable Preferred Stock are redeemed; and (11) a Mandatory Redemption Event pursuant to Sections 5(a)(ii), 5(a)(iv) or 5(a)(v) through 5(a)(ix), a Required Majority shall have an irrevocable option, at any time and from time to time, to require the Company to redeem all or any portion of the Series A-2 Cumulative Redeemable Preferred Stock pursuant to this Section 5 until all of the Series A-2 Cumulative Redeemable Preferred Stock are redeemed. 6. Voting Rights. (a) Holders of the Series A Preferred Stock shall not have any voting rights, except as provided by applicable law and as set forth in this Section 6. (b) Whenever dividends on any shares of the Series A Preferred Stock are in arrears for an aggregate of six (6) or more Dividend Periods (whether consecutive or non- consecutive) and remain unpaid (a “Preferred Dividend Default’), the holders of the Series A Preferred Stock (voting separately as a class with all other holders of the Series A Preferred Stock and holders of all other series of the Company’s preferred stock upon which like voting rights have been conferred) will be entitled to elect by majority vote a total of two (2) additional directors of the Company (the “Preferred Directors”) to serve on the Board of Directors (which, without the consent of a Required Majority, will not exceed seven (7) directors in total) until all unpaid dividends on the Series A Preferred Stock have been paid. (c) Election of directors that are authorized pursuant to Section 6(b) shall be conducted at a special meeting called by the holders of record of at least twenty-five percent (25%) of the Series A Preferred Stock (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of the Company’s stockholders) and otherwise at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders until all dividends accumulated on such Series A Preferred Stock for the prior Dividend Periods and the then-current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment and deposited in trust with an Eligible Trustee. In such case, the entire Board of Directors of the Company will be increased by two (2) directors. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all other series of preferred stock of the Company upon which like voting rights have been conferred or are exercisable). (d) If and when all accumulated dividends and the dividends for the then- current Dividend Period on the Series A Preferred Stock shall have been paid in full or a sum sufficient has been authorized and set aside and deposited in trust with an Eligible Trustee for payment in full of all accrued and unpaid dividends, the holders of shares of 10 the Series A Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every future Preferred Dividend Default) and, if all accumulated dividends and the dividends for the then-current Dividend Period have been paid in full, the term of office of each Preferred Director so elected shall terminate and the size of the Board of Directors shall be immediately decreased by two (2) directors. Any Preferred Director may be removed at any time, with or without cause, by the vote of, the holders of a majority of the outstanding Series A Preferred Stock when they have the voting rights set forth in clause (b) above. (e) Subject to Section 13, changes to the terms of the Series A Preferred Stock (other than non-substantive clarifications), shall be effective only upon vote of the Board of Directors and the affirmative vote of at least a Required Majority. (f) So long as any shares of the Series A Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of a Required Majority, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any other class or series of shares of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon a Liquidation or reclassify any authorized shares of capital stock of the Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock ranking senior in priority to the Series A Preferred Stock; (ii) except for Permitted Securities, authorize or create, or increase the authorized or issued amount of, any other class or series of shares of capital stock that ranks pari passu to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon a Liquidation or reclassify any authorized shares of capital stock of the Company into such capital stock; (i1i) authorize or create, or increase the authorized or issued amount of, any additional shares of the Series A Preferred Stock; or (iv) amend, alter or repeal the provisions of the Certificate of Incorporation, this Certificate of Designations, the by- laws of the Company or any other document similar to the foregoing, whether by merger, consolidation, transfer or conveyance of substantially all of its assets, or otherwise so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof (each such event specified in clauses (i), (ii), (iii) and (iv), an “Event’); provided, however, with respect to the occurrence of any of the Events set forth in clause (iv) of this Section 6(f) above, so long as any shares of the Series A Preferred Stock remain outstanding or are converted into securities of the surviving entity, in each case with terms, including rights, preferences, privileges and voting or other powers that are substantially similar in all material respects to the shares of the Series A Preferred Stock, taking into account that, upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting or other powers of holders of the Series A Preferred Stock; provided, further that (A) the creation or issuance of any other class or series of capital stock of the Company ranking junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon a Liquidation, and (B) the creation or issuance of indebtedness or debt securities, shall not be deemed to materially and adversely affect 11 such rights, preferences, privileges or voting powers and the holders of the Series A Preferred Stock shall have no right to vote on any such increase, creation or issuance, but the Company shall notify the holders of the Series A Preferred Stock when Permitted Securities have been issued. “Permitted Securities” shall mean equity securities of one or more classes that (i) rank pari passu to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon a Liquidation, (ii) have an aggregate Liquidation Value at the time of calculation (but excluding accrued and unpaid dividends) less than or equal to Twenty-Five Million Dollars ($25,000,000) and (iii) have a maximum per annum dividend rate of fifteen percent (15%). No consent of the holders of the Series A Preferred Stock shall be required for the issuance of Permitted Securities. (g) | Oneach matter submitted to a vote of the holders of the Series A Preferred Stock in accordance with this Section 6, or as otherwise required by law, each share of the Series A Preferred Stock shall be entitled to one (1) vote, except that when any other series of preferred stock of the Company shall have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and such other series shall have with respect to such matters, one vote per each $20.00 of Liquidation Value. With respect to each share of the Series A Preferred Stock, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder. 7. Restrictions on Transfer. The Series A Preferred Stock shall be issued for long- term investment purposes only. The holders of the Series A Preferred Stock may not transfer all or any part of the Series A Preferred Stock; provided, however, that such holders may assign part or all of the Series A Preferred Stock with the consent of the Company or after ninety (90) days after any Mandatory Redemption Event under Section 5(a) shall have occurred. 8. Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of a Liquidation, the Series A Preferred Stock shall rank: (1) pari passu to Permitted Securities; and (ii) senior to the Common Stock and to any other class or series of Company’s preferred stock outstanding from time to time other than Permitted Securities and to any other of the Company’s equity securities that the Company may issue in the future that by their terms rank junior to the Series A Preferred Stock. For purposes of this Section 8, debt securities of the Company that are convertible into or exchangeable for shares of capital stock of the Company or any other debt securities of the Company shall not constitute a class or series of capital stock of the Company until such time as they are converted into capital stock. 9. Headings. The headings hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof. 10. Severability of Provisions. \f any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Certificate of Incorporation or this Certificate of Designations are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Certificate of 12 Incorporation and this Certificate of Designations that can be given effect without giving effect to the invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein or therein set forth shall be deemed dependent upon any other provision hereof or thereof unless so expressed herein or therein. 11. No Preemptive Rights. No holder of the Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of Company capital stock (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of Company capital stock. 12, Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day of the recipient if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage paid. Such communications must be sent (a) to the Company, at its principal executive offices and (b) to any holder of the Series A Preferred Stock, at such holder's address at it appears in the stock transfer records of the Company (or at such other address as shall be specified in a notice given in accordance with this Section 12). 13. Amendment; Waiver. No provision of this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Company and a Required Majority, and any such written amendment, modification or waiver shall be binding on the Company and each holder of the Series A Preferred Stock. No amendment, modification or waiver of the terms or relative priorities of the Series A Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Company with another company or entity unless the Company has obtained the prior written consent of a Required Majority in accordance with this Section 13. [Remainder of page left blank] 13 IN WITNESS WHEREOF, Willis Lease Finance Corporation has authorized and caused this Certificate of Designations to be executed by its Chief Executive Officer and attested to by its Corporate Secretary, as of this 25th day of September, 2017. WILLIS LEASE FINANCE CORPORATION By:__/s/ Charles F. Willis, [V Chief Executive Officer Attest: By:__/s/ Dean M. Poulakidas Corporate Secretary 14 WELLIS LEASE FINANCE CORPORATION FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RELATIVE RIGHTS AND LIMITATIONS OF SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK Willis Lease Finance Corporation (the “Company’”), a corporation organized and existing under the Delaware General Corporation Law (the “Ac?’), hereby certifies that the following resolutions were duly adopted by the Company’s Board of Directors (the “Board of Directors”) as of August 23, 2023 pursuant to Section 151(g) of the Act and this First Amendment to Second Amended and Restated Certificate of Designations (this “Amendment’”), in its final form, was approved by the Board of Directors on August 23, 2023: RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Section 151(g) of the Act, the Board of Directors amended and restated the Company’s Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock, pursuant to a Second Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock (the “Certificate of Designations”), filed on September 25, 2017 with the Secretary of State of the State of Delaware (the “2017 Series A Designation”) and the 2017 Series A Designation, authorized the issuance by the Company of 1,000,000 shares of Company’s 6.5% Series A-1 Cumulative Redeemable Preferred Stock, $0.01 par value per share in August 2016, and further authorized the issuance by the Company of 1,500,000 shares of the Company’s 6.5% Series A-2 Cumulative Redeemable Preferred Stock, $0.01 par value per share in September 2017. RESOLVED FURTHER, that this amendment of the 2017 Series A Designation as set forth in this Amendment impacts only the holder of the Series A-1 Preferred Stock, but has been approved by the holders of all shares of the Series A-1 Cumulative Redeemable Preferred Stock and the Series A-2 Cumulative Redeemable Preferred Stock. RESOLVED FURTHER, the Board of Directors hereby amends the Certificate of Designations as follows: A. Section 3(a) of the Certificate of Designations is Amended and Restated in its entirety as follows; “(a) The holders of shares of the Series A Preferred Stock shail be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative cash dividends at the rate described in Section 3(b). To the extent declared by the Board of Directors, dividends will be payable quarterly on the 15th day of the first month of each calendar quarter in San Francisco, California, or if not a Business Day in San Francisco, California, the next succeeding Business Day in San Francisco, California, and in the case of any accrued but unpaid dividends, at such additional times, if any, as determined by the Board of Directors (each a “Dividend Payment Date’); provided, however, that the first Dividend Payment Date for the Series A-1 Cumulative Redeemable Preferred Stock will be January 16, 2017, in San Francisco, California. A “Business Day” shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York, San Francisco, California or Tokyo, Japan are authorized or required by law, regulation or executive order to close. It is expected that the Board of Directors will declare any dividends by the end of the month prior to the month in which such dividends are to be paid. No less than five (5) Business Days before each Dividend Payment Date, the Company shall notify the holders of the Series A Preferred Stock of such Dividend Payment Date and the amount of the dividend payment for each of the Series A-1 Cumulative Redeemable Preferred Stock and the Series A-2 Cumulative Redeemable Preferred Stock. Dividends on the Series A-1 Cumulative Redeemable Preferred Stock will accrue and be cumulative from and including the date of issuance of the Series A-1 Preferred Stock (the “Series A-1 Original Issue Date”) and Dividends on the Series A-2 Cumulative Redeemable Preferred Stock will accrue and be cumulative from and including the date of issuance of the Series A-2 Preferred Stock (the “Series A-2 Original Issue Date”), The term “Original Issue Date” when used with respect to the Series A-1 Cumulative Redeemable Preferred stock shall mean the Series A-1 Original Issue Date, and when used with respect to the Series A-2 Cumulative Redeemable Preferred Stock shall mean the Series A-2 Original Issue Date. However, the Board of Directors will not be required to declare dividends, and the holders of the Series A Preferred Stock will not be entitled to require payment of any such dividend.” B. Section 3(b) of the Certificate of Designations is Amended and Restated in its entirety as follows; “(b) (i) From the date of the issuance of any shares of the Series A-1 Cumulative Redeemable Preferred Stock, through October 15, 2023, dividends at the rate per annum of 6.5% on the sum of the Liquidation Value (defined below) and from and after October 16, 2023, dividends at the rate of 8.5% per annum on the sum of the Liquidation Value shall accrue on a daily basis in arrears on such shares of the Series A-1 Cumulative Redeemable Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock), and to the extent dividends are not paid on the 15" day of the first month of each calendar quarter in San Francisco, California (or if such day is not a Business Day, on the next succeeding Business Day), allaccrued and unpaid dividends on any shares of the Series A-1 Cumulative Redeemable Preferred Stock shall accumulate and compound at 6.5% per annum on the 15" day of every October (starting in 2017) through including October 15, 2023, and at 8.5% per annum for the period commencing on October 16, 2023 (or if such day is not a Business Day, on the next succeeding Business Day), in San Francisco, California, whether or not declared by the Board of Directors, and shall remain accumulated, compounding dividends until paid pursuant to this Certificate of Designations. (i) From the date of the issuance of any shares of the Series A-2 Cumulative Redeemable Preferred Stock dividends at the rate per annum of 6.5% on the sum of the 2 Liquidation Value shall accrue on a daily basis in arrears on such shares of the Series A-2 Cumulative Redeemable Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock), and to the extent dividends are not paid on the 15" day of the first month of each calendar quarter in San Francisco, California (or if such day is not a Business Day, on the next succeeding Business Day), all accrued and unpaid dividends on any shares of the Series A-2 Cumulative Redeemable Preferred Stock shall accumulate and compound at 6.5% per annum on the 15" day of every October (starting in 2017) (or if such day is not a Business Day, on the next succeeding Business Day), in San Francisco, California, whether or not declared by the Board of Directors, and shall remain accumulated, compounding dividends until paid pursuant to this Certificate of Designations. (iii) The amount of any dividend payable on the Series A Preferred Stock for any full Dividend Period (as defined herein) or any partial Dividend Period shall be prorated and computed on the basis of a 365-day year (it being understood that the dividend paid to the holders of the Series A-1 Cumulative Redeemable Preferred Stock on January 16, 2017 and payable to the holders of the Series A-2 Cumulative Redeemable Preferred Stock on January 15, 2018 may be for more or less than a full Dividend Period and will reflect dividends accumulated from the Original Issue Date through, and including, January 16, 2017 (in the case of the Series A-1 Cumulative Redeemable Preferred Stock) and January 15, 2018 (in the case of the Series A-2 Cumulative Redeemable Preferred Stock). A “Dividend Period” shall mean the period from and including the Original Issue Date to and including the first Dividend Payment Date, and each subsequent period from and excluding the previous Dividend Payment Date to and including the relevant Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the stockholder records of the Company at the close of business on the applicable record date, which shall be the date designated by the Board of Directors as the record date for the payment of dividends that is not more than thirty (30) nor less than ten (10) days prior to the applicable Dividend Payment Date (each a “Dividend Record Date’).” C. Section 4(a) of the Certificate of Designations shall be amended and restated in its entirety as follows: “(a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company (a “Liguidation’’), the holders of the Series A Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders an amount in cash equal to a liquidation preference of $20.00 per share of the Series A Preferred Stock, plus: (4) in the case of the Series A-1 Cumulative Redeemable Preferred Stock, all accrued and unpaid dividends (whether or not declared) compounding at 6.5% per annum up to and including October 15, 2023 and at 8.5% per annum for the period starting on October 16, 2023 up to and including the date of payment of such amount; and (ii) in the case of the Series A-2 Cumulative Redeemable Preferred Stock all accrued and unpaid dividends (whether declared or undeclared) compounding at 6.5% per annum up to and including the date of payment of such amount (the “Liquidation Value’), after payment of all the Company’s indebtedness and other obligations ranking senior 3 under Delaware law, and before any distributions or payments are made to the holders of the Common Stock and any other equity securities ranking junior to the Series A Preferred Stock. In the event that, upon a Liquidation, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of the Company’s capital stock ranking on a parity with the Series A Preferred Stock in liquidation preference to which they would otherwise be respectively entitled, then the holders of the Series A Preferred Stock and all other such classes or series of capital stock ranking on a parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation if all amounts payable on or with respect to the shares of the Series A Preferred Stock were paid in full, and the Company shall not make or agree to make any payments to the holders of any equity securities ranking junior to the Series A Preferred Stock.” D. Section 5(a) of the Certificate of Designations shall be amended and restated in its entirety as follows: “““(a) Mandatory Redemption. The Series A Preferred Stock has no stated maturity date; provided, however, that, subject to Section 5(b), the holders of at least two-thirds (2/3) of each Series A-1 Cumulative Redeemable Preferred Stock or Series A-2 Cumulative Redeemable Preferred Stock (a “Required Majority’) shall have the option to require the Company to redeem all or any portion of the Series A Preferred Stock (a “Mandatory Redemption’) for cash at the Liquidation Value (the “Redemption Price”) on ninety (90) days’ advance written notice delivered to the Company in accordance with Section 5((@) upon the occurrence of any of the following events (each such event, a “Mandatory Redemption Event’): (i) on September 27, 2024; (ii) With respect to the Series A-1 Cumulative Redeemable Preferred Stock, a material breach by the Company of the Series A Preferred Stock Purchase Agreement dated as of October 11, 2016 (the “Series A-1 Stock Purchase Agreement’) that is uncured on the date a Required Majority votes in favor of Mandatory Redemption, including breaches of representations and warranties contained in the Stock Purchase Agreement made on the Original Issue Date; (iii) | With respect to the Series A-2 Cumulative Redeemable Preferred Stock, a material breach by the Company of the Series A-2 Preferred Stock Purchase Agreement dated as of September 22, 2017 (the “Series A-2 Stock Purchase Agreement’) that is uncured on the date a Required Majority votes in favor of Mandatory Redemption, including breaches of representations and warranties contained in the Stock Purchase Agreement made on the Original Issue Date; (iv) Charles Willis IV and CFW Partners, L.P. (viewed collectively, as a single stockholder) cease to be the largest single stockholder (except as a result 4 of a share transfer conducted between the Company’s board members or executive management team); {v) if the Company’s “surplus”, as defined by Section 154 of the Act and determined in accordance with United States Generally Accepted Accounting Principles then in effect (‘Surplus’), measured as of (w) the end of each of the Company’s fiscal years, (x) the end of each six(6)-month period following the end of any fiscal year, (y) after payment of any dividend, or (z) the end of each calendar quarter after any repurchase or redemption by the Company of any capital stock, is less than the Liquidation Value; (vi) the Company (either individually or on a consolidated basis with its subsidiaries) incurs an operating loss or ordinary loss for two (2) consecutive fiscal years; (vii) the Company undergoes a consolidation, merger, or sale of stock (other than between the Company’s board members or management team) and the stockholders of the Company immediately prior to such transaction hold (beneficially) less than fifty percent (50%) of the issued and outstanding stock of the Company after giving effect to such transaction; and (viii) the Company assigns, sells or otherwise disposes of all or substantially all of its assets.” E. Section 5(g) of the Certificate of Designations is amended and restated in its entirety as follows: “(g) Irrevocable Redemption Right. In the event of: (i) a Mandatory Redemption Event pursuant to Sections 5(a){i), 5({a)(ii) or 5(a)(iv) through 5(a)(viii), a Required Majority shall have an irrevocable option, at any time and from time to time, to require the Company to redeem all or any portion of the Series A Preferred Stock pursuant to this Section 5 until all of the Series A Preferred Stock are redeemed.; and (11) a Mandatory Redemption Event pursuant to Sections 5(a)(i), 5(a){iii), or 5(a)(iv) through 5(a)(viii), a Required Majority shall have an irrevocable option, at any time and from time to time,to require the Company to redeem all or any portion of the Series A-2 Cumulative Redeemable Preferred Stock pursuant to this Section 5 until all of the Series A-2 Cumulative Redeemable Preferred Stock are redeemed.” F, Except as set forth herein, the terms of the Certificate of Designations shall remain in full force and effect.

IN WITNESS WHEREOF, Willis Lease Finance Corporation has authorized and caused this Amendment to be executed by its Chief Executive Officer and attested to by its Corporate Secretary, as of this 26th day of September 2023.

WILLIS LEASE FINANCE CORPORATION

By: **/s/ Austin C. Willis**
Chief Executive Officer

Attest:

By: **/s/ Dean M. Poulakidas**
Corporate Secretary

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
WILLIS LEASE FINANCE CORPORATION

Willis Lease Finance Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

FIRST: That Article VIII of the Certificate of Incorporation of the Corporation, as amended, is hereby amended in its entirety to read as follows (the "Amendment"):

ARTICLE VIII

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

To the fullest extent permitted by the Delaware General Corporation Law, no director or officer of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that nothing in this article shall eliminate or limit the liability of a director or officer (i) for any breach of the director's or officer's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director or officer derived an improper personal benefit. In the event the Delaware General Corporation Law is amended after the date hereof so as to authorize corporate action further eliminating or limiting the liability of directors or officers of the Corporation, the liability of the directors or officers shall thereupon be eliminated or limited to the maximum extent permitted by the Delaware General Corporation Law, as so amended from time to time.

SECOND: That the Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

THIRD: That the Amendment shall become effective upon filing with the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 22nd day of May 2024.

WILLIS LEASE FINANCE CORPORATION

By: **/s/ Dean M. Poulakidas**
Name: Dean M. Poulakidas
Title: Executive Vice President and Corporate Secretary

WILLIS LEASE FINANCE CORPORATION

THIRD AMENDED AND RESTATED CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RELATIVE RIGHTS AND LIMITATIONS OF SERIES A PREFERRED STOCK

Willis Lease Finance Corporation (the "*Company*"), a corporation organized and existing under the Delaware General Corporation Law (the "*Act*"), hereby certifies that the following resolutions were duly adopted by the Company's Board of Directors (the "*Board of Directors*") as of September 12, 2024 pursuant to Section 151(g) of the Act and this Third Amended and Restated Certificate of Designations (this "*Certificate of Designations*"), in its final form, was approved by the Board of Directors on September 12, 2024:

RESOLVED, that, pursuant to the authority conferred upon the Board of Directors by the Company's Certificate of Incorporation, as amended (the "*Certificate of Incorporation*"), and Section 151(g) of the Act, the Board of Directors amended and restated the Company's Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock, and pursuant to a Second Amended and Restated Certificate of Designations, Preferences, and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock, filed on September 25, 2017 with the Secretary of State of the State of Delaware as amended pursuant to the First Amendment to Second Amended and Restated Certificate of Designations, Preferences and Relative Rights and Limitations of Series A Cumulative Redeemable Preferred Stock filed on September 28, 2023 with the Secretary of State of Delaware, (collectively, the "*2023 Series A Designation*"), the Company has issued 1,000,000 shares of Company's 8.5% Series A-1 Cumulative Redeemable Preferred Stock, $0.01 par value per share and 1,500,000 shares of the Company's 6.5% Series A-2 Cumulative Preferred Stock, $0.01 par value per share.

RESOLVED FURTHER, that this amendment and restatement of the 2023 Series A Designation as set forth in this Certificate of Designations has been approved by the holders of all shares of the Series A-1 Cumulative Redeemable Preferred Stock and Series A-2 Cumulative Redeemable Preferred Stock issued pursuant to the 2023 Series A Designation.

RESOLVED FURTHER, as of September 27, 2024 (the "*Conversion Date*"), the Board amends and restates the 2023 Series A Designation in its entirety to re-designate both the Series A-1 Cumulative Redeemable Preferred Stock and the Series A-2 Cumulative Redeemable Preferred Stock as "Series A Preferred Stock."

RESOLVED FURTHER, as of the Conversion Date, the Board amends and restates the 2023 Series A Designation in its entirety to establish and authorize the issuance of up to 3,250,000 shares of the Company's 8.35% Series A Preferred Stock, $0.01 par value per share, which shall consist of the 1,000,000 shares that were formerly designated Series A-1 Cumulative Redeemable Preferred Stock and 1,500,000 shares that were formerly designated Series A-2 Cumulative Redeemable Preferred Stock which are being re-designated as Series A Preferred Stock pursuant to this Designation and an incremental 750,000 shares of Series A Preferred Stock which will be authorized for issuance on the Conversion Date.

RESOLVED FURTHER, the Board fixes the designation and amount thereof and the voting rights, preferences and relative, participating, optional and other special rights of the shares of this series, and the qualifications, limitations and restrictions thereof, in addition to those set forth in the Certificate of Incorporation as applicable to such shares pursuant to the terms of this Certificate of Designations as follows:

1. *Designations*. The distinctive serial designation of the 1,000,000 shares of preferred stock issued on October 14, 2016 shall be the "Series A-1 Cumulative Redeemable Preferred Stock" and the distinctive serial designation of the incremental 1,500,000 shares of preferred stock issued on September 27, 2017 pursuant to the 2023 Certificate of Designations shall be the "Series A-2 Cumulative Redeemable Preferred Stock." In addition, an incremental 750,000 shares of preferred stock (the "*Incremental Shares*") are hereby authorized and shall be designated as the "*Series A Preferred Stock*." On the Conversion Date, the Series A-1 Cumulative Redeemable Preferred Stock and the Series A-2 Cumulative Preferred Stock (collectively, the "*Converted Shares*") shall each be re-designated as Series A Preferred Stock. The Series A-1 Cumulative Redeemable Preferred Stock, the Series A-2 Cumulative Redeemable Preferred Stock and the Series A Preferred Stock shall hereafter collectively be referred to as the "*Preferred Stock*."

2. *Number of Shares*. On the Conversion Date, the total number of shares of the Series A Preferred Stock shall be 3,250,000 and all shares of Series A-1 Cumulative Redeemable Preferred Stock and Series A-2 Cumulative Redeemable Preferred Stock shall be converted into shares of Series A Preferred Stock and (following such conversion) the Series A-1 Cumulative Redeemable Preferred Stock and Series A-2 Cumulative Redeemable Preferred Stock shall be de-designated and cease to be outstanding. The number of shares of the Series A Preferred Stock may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors, subject to the Certificate of Incorporation, Section 151(g) of the Act, and the provisions of this Certificate of Designations.

3. *Dividends*.

(a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available therefor, cumulative cash dividends at the rates described in Section 3(b). To the extent declared by the Board of Directors, dividends will be payable quarterly on the 15th day of the first month of each calendar quarter in San Francisco, California, or if not a Business Day in San Francisco, California, the next succeeding Business Day in San Francisco, California, and in the case of any accrued but unpaid dividends, at such additional times, if any, as determined by the Board of Directors (each a "*Dividend Payment Date*"); *provided, however*, that: (i) the first Dividend Payment Date for the Series A-1 Cumulative Redeemable Preferred Stock was January 16, 2017, in San Francisco, California, and the first Dividend Payment Date for the Series A-2 Cumulative Redeemable Preferred Stock was January 15, 2018 and (ii) after the Conversion Date the first Dividend Payment Date for the Series A Preferred Stock will be January 15, 2025. A "*Business Day*" shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday

2

nora day on which banking institutions in New York, New York, San Francisco, Califomia or Tokyo, Japan are authorized or required by law, regulation or executive order to close. It is expected thatthe Board of Directors will declare any dividends by the end ofthemonth prior to the month in which such dividends are to be paid. No less than five (5) Business Days before each Dividend Payment Date, the Company shall notify the holders of the Series A Preferred Stock of such Dividend Payment Date and (prior to the Conversion Date) the amount of the dividend payment for each of the Series A-1 Cumulative Redeemable Preferred Stock. and the Series A-2 Cumulative Redeemable Preferred Stock. Dividends on the Series A-1 Cumulative Redeemable Preferred Stock will accrue and be cumulative from and including the date of issuance of the Series A-1 Preferred Stock (the “Series A-1 Original Issue Date”) and Dividends on the Series A-2 Cumulative Redeemable Preferred Stock will accrue and be cumulative from and including the date of issuance of the Series A-2 Preferred Stock (the “Series A-2 Original Issue Date”). On and after the Conversion Date, the term “Original Issue Date”: (yy) for all shares, except the Converted Shares, shall mean the date such shares were originally purchased by the holder of such Series A Preferred Stock (or its predecessor in interest) from the Company; and (zz) for the Converted Shares, shall mean the Series A-1 Original Issue Date (for the Converted Shares that were formerly Series A-1 Cumulative Redeemable Preferred Stock) and the Series A-2 Original Issue Date (for the converted Shares that were formerly Series A-2 Cumulative Redeemable Preferred Stock). However, the Board of Directors will not be required to declare dividends, and the holders of the Series A Preferred Stock will not be entitled to require payment of any such dividend. (b) (i) With respect to the Series A-1 Cumulative Redeemable Preferred Stock, from the Series A-1 Original Issue Date through October 15,2023, dividends at the rate per annum of 6.5% on the sum of the Liquidation Value (defined below), and from andafter October 16, 2023 through the Conversion Date, dividends at the per annum rate of 8.5% perannum on the Liquidation Value shall accrue on a daily basis in arrears on such shares of the Series A-1 Cumulative Redeemable Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Cumulative Redeemable Preferred Stock), and to the extent dividends are not paid on the 15‘ day of the first month of each calendar quarter in San Francisco, California (or if such day is nota Business Day, on the next succeeding Business Day), allaccrued and unpaid dividends onany shares of the Series A-1 Cumulative Redeemabie Preferred Stock shall accumulate and compound at 6.5% per annum on the 15 day of every October (starting in 2017) from the Series A-1 Original Issue Date through and including October 15, 2023, andat 8.5% per annum for the period commencing October 16, 2023 through the Conversion Date, or if such day is not a Business Day, on the next succeeding Business Day), in San Francisco, California, whether or not declared by the Board of Directors, and shall remain accumulated, compounding dividends until paid pursuant to this Certificate of Designations. (ii) With respect to the Series A-2 Cumulative Redeemable Preferred Stock, from and after the Series A-2 Original Issue Date through the Conversion Date, dividends at the rate per annum of 6.5% on the sum of the Liquidation Value shallaccrue on a daily basis in arrears on such shares of the Series A-2 Cumulative Redeemable Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Cumulative Redeemable Preferred Stock), and to the extent dividends are not paid on the 15th day of the first month of each calendar quarter in San Francisco, California (or if such day is not a Business Day, on the next succeeding Business Day), all accrued and unpaid dividends on any shares of the Series A-2 Cumulative Redeemable Preferred Stock shall accumulate and compound at 6.5% perannum on the 15th day of every October (starting in 2017) (or if such day is not a Business Day, on the next succeeding Business Day), in San Francisco, California, whether or not declared by the Board of Directors, and shall remain accumulated, compounding dividends until paid pursuant to this Certificate of Designations. (iii) Following the Conversion Date, dividends at the rate per annum of 8.35% on the Liquidation Value shallaccrue on a daily basis in arrears on all shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) and to the extent dividends are not paid on the 15 day of the firstmonth of each calendarquarter in San Francisco, California, commencing January 15,2025 (orif such day is not a Business Day, on the next succeeding Business Day), in San Francisco, California, whether ornot declared by the Board of Directors, and shallremain accumulated, compounding dividends until paid pursuant to this Certificate of Designations. (iv) Theamountofany dividend payableon the Series A Preferred Stock forany full Dividend Period (as defined herein) or any partial Dividend Period shall be prorated and computed on the basis of a 365-day year (it being understood that the dividend paid to the holders of the Series A-1 Cumulative Redeemable Preferred Stock on January 16, 2017, payable to the holders of the Series A-2 Cumulative Redeemable Preferred Stock on January 15,2018, and payable to the holders of the Series A Preferred Stock on January 15,2025 may be for more or less than a full Dividend Period and for the Series A Preferred Stock will reflect dividends accumulated from the Original Issue Date of such shares (or the Conversion Date, in the case of the Converted Shares) through, and including, January 15,2025. A “Dividend Period” shall mean the period from and including the Original Issue Date of such shares (or the Conversion Date, in the case of the Converted Shares) to and including the next Dividend Payment Date; provided that the Dividend Period following the Original Issue Date of the Series A Preferred Stock shall be the period from such Original Issue Date to January 15,2025, or with respectto the Converted Shares, the period from the Conversion Date to January 15,2025. Theterm “Dividend Period’ shallalso mean eachsubsequentperiod(ie., each period after the Dividend Period ending January 15,2025) from and excluding the previous Dividend Payment Date to and including the relevant Dividend 4 Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the stockholder records of the Company atthe close of business on the applicable record date, which shall be the date designated by the Board of Directors as the record date for the payment of dividends that is not more than thirty (30) nor less than ten (10) days prior to the applicable Dividend Payment Date (eacha “Dividend Record Date’). {c) Dividends on the Series A-1 Cumulative Redeemable Preferred Stock, the Series A-2 Cumulative Redeemable Preferred Stock and the Series A Preferred Stock (collectively, the “Preferred Stock’) shall be cumulative and shall accrue whether or not (1) the Company has earnings, (ii) there are funds legally available for the payment of such dividends or (iii) such dividends are declared by the Board of Directors. Any dividend payment made shall first be credited against the earliest accrued but unpaid dividends due with respect thereto that remain payable. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Preferred Stock that may be cumulated and in arrears. (d) No dividends on the Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness and any related waiver or amendment thereto, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment is restricted or prohibited by law. (e) Except as provided in Section3(f) below, unless all accrued and accumulated dividends on the Preferred Stock for all prior Dividend Periods and the then- current Dividend Period shall have been or are (i) declared and paid in cash or (ii) declared and a sum sufficient for the payment thereof in cash is set apart by the Company for such payment and is deposited in trust with an independent bank or trust company that is, or whose parent or other affiliate is, a member of the Federal Deposit Insurance Corporation having capital and surplus of not less than $500,000,000 (an “Eligible Trustee”), (A) no dividends shall be declared by the Board of Directors or paid or set apart for payment by the Company on any of the Company’s capital stock for any Dividend Period, (B) no distribution of cash or other property may be declared or made, directly or indirectly, on or with respect to any shares of the Company’s common stock (the “Common Stock’) or shares of any other class or series of the Company’s capital stock ranking, as to dividends, on a parity with or junior to the Preferred Stock (other than a dividend paid in shares of Common Stock or in shares of any other class or series of the Company’s capital stock rankingjunior to the Preferred Stock as to (i) dividends and (ii) upon a Liquidation (defined below)) for any Dividend Period, and (C) no shares of Common Stock, or any other shares of the Company’s capital stock ranking, as to dividends or upon a Liquidation, on a parity with, or junior to, the Preferred Stock, may be redeemed, purchased or otherwise acquired for any consideration (or any funds be paid to or made available for a sinking fund for the redemption or retirement, purchase or reduction of any such shares) by the Company (except by conversion into or exchange for other shares of capital stock of the Company ranking junior to the Preferred Stock as to dividends and upon a Liquidation) for any Dividend Period. (f} When dividends are not paid in full upon the Preferred Stock or any other series of preferred stock issued by the Company ranking on a parity as to dividends with the Preferred Stock, all dividends declared upon the Preferred Stock or any such other series of preferred stock issued by the Company ranking on a parity as to dividends with the Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of the Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock and such other series of preferred stock (which shall notinclude any accrual in respect of unpaid dividends on such other series of preferred stock for prior dividend periods if such other series of preferred stock does not have a cumulative dividend) bear to each other. (g) Dividends with respect to the Preferred Stock shall be of equal priority. All dividends paid with respect to shares of the Preferred Stock shall be paid pro rata to the holders of such shares entitled thereto. Holders of shares of the Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of any class of capital stock (including the Preferred Stock), in excess of the full cumulative dividends on the Series A Preferred Stock as provided herein. 4, Liquidation Preference. (a) Uponany voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company (a “Liguidation’’), the holders of the Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders an amount in cash equal to a liquidation preference of $20.00 per share of Preferred Stock, plus: (i) in the case of the Series A Preferred Stock allaccrued and unpaid dividends (whether or not declared) compounding at 8.35% per annum from the Conversion Date up to and including the date of payment of such amount; (11) in the case of the Series A-1 Cumulative Redeemable Preferred Stock, all accrued and unpaid dividends (whether or not declared) compounding at a rate of 6.5% per annum from the Series A-1 Original Issue Date through and including October 15, 2023, ata rate of 8.5% per annum up to and including the Conversion Date, and (iii) in the case of the Series A-2 Cumulative Redeemable Preferred Stock, allaccrued and unpaid dividends (whether ornot declared) compounding at a rate of 6.5% per annum up to and including the Conversion Date (the sum of the amounts in clauses 4(a)(i), 4(a)(ii) and 4(a)(iii) being hereinafter referred to as the “Liquidation Value’), after payment of all the Company’s indebtedness and other obligations ranking senior under Delaware law, and before any distributions or payments are made to the holders of the Common Stock and any other equity securities ranking junior to the Preferred Stock. In the event that, upon a Liquidation, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Preferred Stock and the corresponding amounts payable on all shares of other classes or series of the Company’s capital stock ranking on a parity with the Preferred Stock in liquidation preference to which they wouldotherwise be respectively entitled, then the holders of the Preferred Stock and allothersuch classes orseries of capital stock ranking on a parity with the Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled upon such Liquidation if allamounts payable on or with respect to the shares of the Preferred Stock were paid in full, and the Company shall not make or agree to make any payments to the holders ofany equity securities ranking junior to the Preferred Stock. (b) Inthe event of a Liquidation, the Company shall, within ten (10) days after the date the Board of Directors approves such action, or no later than twenty (20) days after any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each record holder of Preferred Stock written notice of the proposed action by first class mail, postage paid, atthe respectiveaddresses of suchholdersas they appear on the stock transferrecords ofthe Company. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the cash to be received by the holders of Preferred Stock upon consummation of the proposed action and the payment date or dates and the place or places on and at which the amounts distributable as a result thereof shall be payable. If any material change in the facts set forth in the initial notice shall occur, the Company shall promptly give written notice to each record holder of Preferred Stock of such material change. (c) After payment to the holders of Preferred Stock of the full liquidation amounts provided in this Section 4, the holders of Preferred Stock, as such, will have no right or claim to any of the remaining assets of the Company. (d) Neither the sale, lease, transfer or conveyance of all or substantially all of the assets or business of the Company, nor the merger or consolidation of the Company with or into any other entity or the merger or consolidation of any other entity with or into the Company nora statutory stock exchange by the Company ifthen permitted by the Act, shall be deemed to be a Liquidation for the purposes of this Section 4. 5. Redemption. (a) Mandatory Redemption, The Preferred Stock has no stated maturity date; provided, however, that, subject to Section 5(b), the holders of at least two-thirds (2/3) of the Preferred Stock (a “Required Majority”) shall have the option to require the Company to redeem all or any portion of such stock (a “Mandatory Redemption’) for cash at the Liquidation Value (the “Redemption Price”) on ninety (90) days’ advance written notice delivered to the Company in accordance with Section 5(g)(i) upon the occurrence of any of the following events (each such event, a “Mandatory Redemption Event’): (i) On September 27, 2031 (i.e., the seventh anniversary of the Conversion Date); (ii) A material breach by the Company of the Series A Preferred Stock Purchase Agreement dated as of September 12, 2024 that is uncured on the date a Required Majority votes in favor of Mandatory Redemption, including breaches of representations and warranties contained in such Stock Purchase Agreement; (iii) Charles Willis IV, Austin Willis and CFW Partners, L.P. (viewed collectively, as a single stockholder) cease to be the largest single stockholder (except as a result of a share transfer conducted between the Eligible Executive Officers), For the purpose of this Section 5, an Eligible Executive Officer shall mean person(s) satisfying all conditions that (x) the Company’s president, any vice president of the Company in charge of a principal businessunit, division or function (such as sales, administration or finance), any other officer of the Company who performs a policy making function or any otherperson who performs similar policy making functions for the Company, who has been served as such officer for more than 10 years as of the date of such transaction; and (y) such person is listed as an executive officer of the Company in the most recent proxy statement as of the date of such transaction which statement has been filed with the United States Securities and Exchange Commission; (iv) if the Company’s “surplus”, as defined by Section 154 of the Act and determined in accordance with United States Generally Accepted Accounting Principles then in effect (“Surplus”), measured as of (w) the end of each of the Company’s fiscal years, (x) the end of each six(6)-month period following the end ofany fiscal year, (y) after paymentof any dividend, or (z) the end of each calendar quarter after any repurchase or redemption by the Company of any capital stock, is less than the Liquidation Value; (v) the Company (either individually or on aconsolidated basis with its subsidiaries) incurs an operating loss or ordinary loss for two (2) consecutive fiscal years; (vi) the Company undergoes a consolidation, merger, or sale of stock (other than with an Eligible Executive Officer) and the stockholders of the Company immediately prior to such transaction hold (beneficially) less than fifty percent (50%) of the issued and outstanding stock of the Company after giving effect to such transaction; and (vii) whether in a single transaction or series of transactions, the Company orany of its Material Subsidiaries(as hereinafter defined) (x) sells, leases, transfers, delegates or otherwise disposes of more than 50% of its assets, based on the book value of its assets in the most recent audited financial statements; or (y) undergoes a consolidation, merger, share exchange, share transfer, assignment of the business or similar transaction involving more than 50% of the consolidated assets of the Company and all subsidiaries, based on the net book value of the consolidated assets of the Company and all subsidiaries in the most recent consolidated financial statements of the Company (“Consolidated Assets"), and (n the case of (x) or (y)), at least eighty percent(80%) of the net proceeds of such transaction are not used to repay indebtedness of the Company or reinvested in the Company’s business. A “Material Subsidiary” shall mean a subsidiary or trust (other than a Service Entity) owning more than 50% of the Consolidated Assets For purposes of this Section 5(a)(vii) and Section 6(f), an “Service Entity” means: WERC US, WERC UK, Willis Aeronautical Services, Inc., and Willis Aviation Services Limited.. (b) Notice of Redemption Event. If any of the Mandatory Redemption Events occur (other than item 5(a)(i)), the Company shall notify the holder(s) of the Series A Preferred Stock within five (5) Business Days of an Eligible Executive Officer of the Company becoming aware of such occurrence. {c) Surplus Requirement. Notwithstanding Section 5(a), the number of shares of the Series A Preferred Stock that may be redeemed shall be limited to the Company’s available Surplus. (d) Redemption Date. Subjectto Section 5(a), the Series A Preferred Stock will remain outstanding indefinitely, unless the Company decides to redeemthem in accordance with this Certificate of Designations, or they are otherwise cancelled or exchanged. A Mandatory Redemption Event will be subject to limitations on redemptions under applicable Delaware corporate law, but shall otherwise be mandatory and not require approval of the Board of Directors. (e) Noticed Redemption by Company. The Company may, at the Company’s option with ninety (90) days’ advance written notice delivered to the holders of the Series A Preferred Stock, redeem the Series A Preferred Stock, in whole, at any time and from time to time, on any Dividend Payment Date for cash at a price equal to the Redemption Price. (f) Nothingin this Section 5 (except forthe last clause of Section 5(g)(iii)) shall prevent or restrict the Company from purchasing, from time to time, either at a public or private sale, all or part of the shares of the Series A Preferred Stock at such price or prices as the Company may determine, subject to the provisions of applicable law. (g) Procedures for Redemption. (i) Written election of a Mandatory Redemption by a Required Majority (a “Redemption Election”) may be mailed to the Company, postage paid, upon the occurrence of a Mandatory Redemption Event. Any Mandatory Redemption shall occur no more than 90 days following receipt by the Company ofa Redemption Election. Promptly following receipt of a Redemption Election, but in no event more than ten (10) days, the Company shall send written notice (a “Redemption Notice”) of its receipt of the Redemption Election to each holder of record of Series A Preferred Stock (fora Mandatory Redemption of such stock). In addition to any information required by law or by the applicable rules of any exchange or automated quotation system upon which the Series A Preferred Stock may be listed or admitted for quotation and trading, a Redemption Notice shall state: (A) the date of the closing of the redemption, which, pursuant to this Section 5(g)({i), shall be no later than 90 days following receipt by the Company of the Redemption Election (the applicable date, the “Redemption Date’); (B) the Redemption Price; (C) the number of shares of the Series A Preferred Stock to be redeemed; (D) the manner and place or places at which certificates for such shares of the Series A Preferred Stock to be redeemed are to be surrendered for payment of the Redemption Price; and (E) that dividends on the shares of the Series A Preferred Stock to be redeemed will cease to accumulate on the applicable Redemption Date. Any redemption by the Company pursuant to Section 5(e) shall require, in addition to ninety (90) days’ advance written notice: (i) with respect to redemption of shares of the Series A Preferred Stock, a notice to each record holder of shares of the Series A Preferred Stock atthe respective addresses of such holders as they appear on the Company’s stock transfer records stating the information listed in (A) through (E) above. (ii) From and after the applicable Redemption Date (unless the Company defaults in the payment of the Redemption Price), dividends onthe shares of the Series A Preferred Stock so called for redemption shall cease to accumulate, and said shares shall no longer be deemed to be outstanding and shall not have the status of the Series A Preferred Stock and all rights of the holders thereof, as such, (except the right to receive the Redemption Price) shallcease. Upon surrender, in accordance with a Redemption Notice, of the certificates for any shares of the Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Company shallso require and the notice shall so state), or in the event the certificates are lost, stolen or missing, upon delivery of an affidavit of loss, such shares of the Series A Preferred Stock shall be redeemed by the Company at the Redemption Price by wire transfer to the holder of record of such certificate. In case fewer than all of the shares of the Series A Preferred Stock to be redeemed represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of the Series A Preferred Stock without cost to the holder(s) thereof. (iii) Unless full cumulative dividends on all shares of the Series A Preferred Stock have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash set aside for payment forall prior Dividend Periods and the then-current Dividend Period and deposited in trust with an Eligible Trustee, no Series A Preferred Stock shall be redeemed by the Company pursuant to Section 5(e) unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed and the Company shall not purchase or otherwise acquire, directly or indirectly, any shares of the Series A Preferred Stock; provided, however, the foregoing restrictions onredemptions and purchases shall not prevent the acquisition of the Series A Preferred Stock by the Company pursuant to an exchange offer made on the same terms to holders of all of the outstanding shares of the Series A Preferred Stock for shares of Company capital stock ranking on a parity with or junior to the Series A Preferred Stock. (iv) Ifonany Redemption Date the Company’s Surplus is less than the amount necessary to pay the full Redemption Price for the total number of shares of the Series A Preferred Stock to be redeemed pursuant to this Section 5, the Company shall (A) take all appropriate action reasonably within its means to maximize its Surplus available for paying the Redemption Price, (B) first use any 10 such Surplus to pay all accrued and unpaid dividends and then to call for redemption the maximum possible number of shares ofthe Series A Preferred Stock that it can redeem on such Redemption Date out of all such Surplus available therefor on such date, pro rata among the holders of the Series A Preferred Stock, based on the number of shares of the Series A Preferred Stock held by each holder (with any necessary adjustments to avoid fractional shares), or by any other equitable method that the Company may determine to use, and (C) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become legally available to redeem the remaining the Series A Preferred Stock, the Company shall promptly notify the holders of the Series A Preferred Stock and such holders may then mail a Redemption Election to the Company. If fewer than all the shares of the Series A Preferred Stock represented by any share certificate are to be so redeemed, the Company shall issue a new certificate for the shares not redeemed without cost to the holder(s) thereof. {(v) Allshares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 5 shall be retired and shall be restored to the status of authorized but unissued shares of the Series A Preferred Stock. (h) Irrevocable Redemption Right. In the event of a Mandatory Redemption Event pursuant to Sections 5(a) , a Required Majority shall have an irrevocable option, at any time and from time to time, to require the Company to redeem all or any portion of the Series A Preferred Stock pursuant to this Section 5 until all of the shares of Series A Preferred Stock are redeemed. 6. Voting Rights and Protective Provisions. (a) Holders of the Series A Preferred Stock shall not have any voting rights, except as provided by applicable law and as set forth in this Section 6. (b) Whenever dividends on any shares of the Series A Preferred Stock are in arrears for an aggregate of six (6) or more Dividend Periods (whether consecutive or non- consecutive) and remain unpaid (a “Preferred Dividend Default’), the holders of the Series A Preferred Stock (voting separately as a class with all other holders of the Series A Preferred Stock and holders of all other series of the Company’s preferred stock upon which like voting rights have been conferred) will be entitled to elect by majority vote a total of two (2) additional directors of the Company (the “Preferred Directors’) to serve on the Board of Directors (which, without the consent of a Required Majority, will not exceed seven (7) directors in total) until all unpaid dividends on the Series A Preferred Stock have been paid. (c) Election of directors that are authorized pursuant to Section 6(b) shall be conducted ataspecial meetingcalled by the holders of record ofat least twenty-five percent (25%) of the Series A Preferred Stock (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of the Company’s stockholders) and otherwise at the next annual meeting of stockholders, and at each subsequent annual meeting of stockholders until all dividends accumulated on such Series 11 A Preferred Stock for the prior Dividend Periods and the then-current Dividend Period shallhave been fully paid ordeclared and asum sufficient for the payment thereofsetaside for payment and deposited in trust with an Eligible Trustee. In such case, the entire Board of Directors of the Company will be increased by two (2) directors. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock when they have the voting rights described above (voting separately as a class with all other series of preferred stock of the Company upon which like voting rights have been conferred or are exercisable), (d) If and when all accumulated dividends and the dividends for the then- current Dividend Period on the Series A Preferred Stock shall have been paid in full ora sum sufficient has been authorized and set aside and deposited in trust with an Eligible Trustee for payment in full of all accrued and unpaid dividends, the holders of shares of the Series A Preferred Stock shall be divested of the voting rights set forth in clause (b) above (subject to revesting in the event of each and every future Preferred Dividend Default) and, if all accumulated dividends and the dividends for the then-current Dividend Period have been paid in full, the term of office of each Preferred Director so elected shall terminate and the size of the Board of Directors shall be immediately decreased by two (2) directors. Any Preferred Director may be removed at any time, with or without cause, by the vote of, the holders of amajority of the outstanding Series A Preferred Stock when they have the voting rights set forth in clause (b) above. (e) Subject to Section 13, changes to the terms of the Series A Preferred Stock (other than non-substantive clarifications), shall be effective only upon vote of the Board of Directors and the affirmative vote of at least a Required Majority. (f) So long as any shares of the Series A Preferred Stock remain outstanding, whether in a single transaction or a series of transactions, the Company shall not, and shall cause the Service Entities not to, without the affirmative vote or consent of the holders of a Required Majority, (i) sell, lease, transfer, delegate or otherwise dispose of any asset of Service Entities (except for those transactions in ordinary course of its business); or (ii) undergo a consolidation, merger, share exchange, sharetransfer, assignment ofthe business or similar transaction of any of Service Entities, except in the event that the Service Entity is the acquiring entity; (g) So long as any shares of the Series A Preferred Stock remain outstanding, the Company shall not, without the affirmative vote orconsent of the holders of a Required Majority, (i) authorize or create, or increase the authorized or issued amount of, any other class or series of shares of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon a Liquidation or reclassify any authorized shares of capital stock ofthe Company into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock ranking senior in priority to the Series A Preferred Stock; (ii) authorize or create, or increase the authorized or issued amount of, any other class or series of shares of capital stock that ranks pari passu to the Series A 12 Preferred Stock with respect to payment of dividends or the distribution of assets upon a Liquidation or reclassify any authorized shares of capital stock of the Company into such capital stock; (iii) authorize or create, or increase the authorized or issued amount of, any additional shares of the Series A Preferred Stock; or (iv) amend, alter or repeal the provisions of the Certificate of Incorporation, this Certificate of Designations, the by-laws of the Company or any other document similar to the foregoing, whether by merger, consolidation, transfer or conveyance of substantially all of its assets, or otherwise so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof (each such event specified in clauses (1), (ii), (4ii) and (iv), an “Event’”); provided, however, with respect to the occurrence of any of the Events set forth in clause (iv) of this Section 6(f) above, so long as any shares of the Series A Preferred Stock remain outstanding or are converted into securities of the surviving entity, in each case with terms, including rights, preferences, privileges and voting or other powers that are substantially similar in all material respects to the shares of the Series A Preferred Stock, taking into account that, upon the occurrence ofan Event, the Company may notbe the survivingentity, the occurrence ofsuch Eventshallnotbe deemed to materially and adversely affect such rights, preferences, privileges or voting or other powers of holders of the Series A Preferred Stock; provided, further that (A) the creation or issuance of any other class or series of capital stock of the Company ranking junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon a Liquidation, and (B) the creation or issuance of indebtedness or debt securities, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and the holders of the Series A Preferred Stock shall have no right to vote on any such increase, creation or issuance. (h) Oneach matter submitted to a vote of the holders of the Series A Preferred Stock in accordance with this Section 6, or as otherwise required by law, each share of the Series A Preferred Stock shall be entitled to one (1) vote, except that when any other series of preferred stock of the Company shall have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and such other series shall have with respect to such matters, one vote per each $20.00 of Liquidation Value. With respect to each share of the Series A Preferred Stock, the holder thereofmay designate a proxy, with each such proxy having the right to vote on behalf of the holder. 7, Restrictions on Transfer. The Series A Preferred Stock shall be issued for long- term investment purposes only. The holders of the Series A Preferred Stock may not transfer all or any part of the Series A Preferred Stock; provided, however, that such holders may assign part or all of the Series A Preferred Stock with the consent of the Company or after ninety (90) days after any Mandatory Redemption Event under Section 5(a) shall have occurred. 8. Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of a Liquidation, the Series A Preferred Stock shall rank: (i) senior to the Common Stock and to any otherclass or series of Company’s preferred stock outstanding from time to time. For purposes of this Section 8, debt securities of the Company that are convertible into or exchangeable for shares of capital stock of the Company or any other debt securities of the Company shall not constitute a class or series of capital stock of the Company until such time as they are converted into capital stock. 13 9, Headings. The headings hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof, 10. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Certificate of Incorporation or this Certificate of Designations are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in the Certificate of Incorporation and this Certificate of Designations that can be given effect without giving effect to the invalid, unlawful or unenforceable provision shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein or therein set forth shall be deemed dependent upon any other provision hereof or thereof unless so expressed herein or therein. 11. No Preemptive Rights. No holder of the Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of Company capital stock (whether now or hereafter authorized) or securities of the Company convertible into or carrying a right to subscribe to or acquire shares of Company capital stock. 12. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by an internationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day of the recipient if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage paid. Such communications must be sent (a) to the Company, at its principal executive offices and (b) to any holder of the Series A Preferred Stock, at such holder's address at it appears in the stock transfer records of the Company (or at such other address as shall be specified in a notice given in accordance with this Section 12). 13. Amendment; Waiver. No provision of this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Company and a Required Majority, and any such written amendment, modification or waiver shall be binding on the Company and each holder of the Series A Preferred Stock. No amendment, modification or waiver of the terms or relative priorities of the Series A Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Company with another company or entity unless the Company has obtained the prior written consent of a Required Majority in accordance with this Section 13. 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IN WITNESS WHEREOF, Willis Lease Finance Corporation has authorized and caused this Certificate of Designations to be executed by its Chief Executive Officer and attested to by its Corporate Secretary, as of this 12th day of September, 2024. WILLIS LEASE FINANCE CORPORATION By:/s/Austin C. Willis Chief Executive Officer Attest: By:/s/Dean M Poulakidas Corporate Secretary 15